                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                        HEART HOSPITAL OF NEW MEXICO, LLC
                    A NEW MEXICO LIMITED LIABILITY COMPANY

                                TABLE OF CONTENTS
                                     TO THE
                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                        HEART HOSPITAL OF NEW MEXICO, LLC
                    A NEW MEXICO LIMITED LIABILITY COMPANY


ARTICLE I  DEFINITIONS .......................................................      2

ARTICLE II  FORMATION AND AGREEMENT OF LIMITED LIABILITY COMPANY .............      2
      Section 2.1  Company Formation: Effective Date .........................      2
      Section 2.2  Name of Company ...........................................      2
      Section 2.3  Purposes and Business Objectives ..........................      2
      Section 2.4  Statement of Philosophy and Values ........................      3
      Section 2.5  Registered Agent and Office; Principal Place of Business ..      4
      Section 2.6  Commencement and Term .....................................      4

ARTICLE III  MEMBERS AND CAPITAL CONTRIBUTIONS ...............................      4
      Section 3.1  Names and Addresses of Members ............................      4
      Section 3.2  Initial Capital Contributions of Members ..................      4
      Section 3.3  Membership Interests as of the Effective Date .............      5
      Section 3.4  Liability of Members - For Capital ........................      5
      Section 3.5  Maintenance of Capital Accounts: Withdrawals of Capital ...      5
      Section 3.6  Interest on Capital Contributions or Capital Accounts .....      6
      Section 3.7  Additional Funding ........................................      6
      Section 3.8  Enforcement of Commitments ................................      7
      Section 3.9  Reserved Powers of Members ................................      8
      Section 3.10 Other Business of Members ................................      9
      Section 3.11 Appointment of Board of Directors ........................     13

ARTICLE IV  MANAGEMENT OF THE COMPANY ........................................     13
      Section 4.1  General Authority and Powers of Board of Directors ........     13
      Section 4.2  Restrictions on Authority of the Board of Directors .......     13
      Section 4.3  Duties of the Board of Directors ..........................     14
      Section 4.4  Delegation by the Board of Directors ......................     15
      Section 4.5  Right to Rely Upon the Authority of the Manager ...........     15
      Section 4.6  No Management by Members ..................................     15
      Section 4.7  Consent by Members to Exercise of Certain Rights and Powers
                   by Board of Directors .....................................     16
      Section 4.8  Meetings, Quorum and Vote of the Board of Directors .......     16
      Section 4.9  Board of Directors' Standard of Care ......................     17
      Section 4.10 Limitation of Liability ...................................     18
      Section 4.11 Indemnification of Directors ..............................     18
      Section 4.12 Guarantee Fee .............................................     18


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
ARTICLE V  DISTRIBUTIONS AND ALLOCATIONS .....................................     20
      Section 5.1  Distributions of Cash Flow from Operations and Cash from
      Sales
                          or Refinancing .....................................     20
      Section 5.2  Profits ...................................................     20
      Section 5.3  Losses ....................................................     20
      Section 5.4  Code Section 704(c) Tax Allocations .......................     21
      Section 5.5  Miscellaneous .............................................     21
      Section 5.6  Special Allocations of Guarantee Fees .....................     22

ARTICLE VI  DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS ............     22
      Section 6.1  No Termination by Certain Acts of Member ..................     22
      Section 6.2  Dissolution ...............................................     22
      Section 6.3  Dissolution and Final Liquidation .........................     22
      Section 6.4  Termination ...............................................     24
      Section 6.5  Payment in Cash ...........................................     24
      Section 6.6  Goodwill and Trade Name ...................................     24
      Section 6.7  Termination of Noncompetition Covenants ...................     24

ARTICLE VII  REMOVAL OR WITHDRAWAL OF MEMBERS AND ............................     24
TRANSFER OF MEMBERS' MEMBERSHIP AND/OR ECONOMIC INTERESTS ....................     24
      Section 7.1  Withdrawal of Member ......................................     24
      Section 7.2  Conditions Precedent to Transfer of Membership Interest ...     26
      Section 7.3  Substitute Member - Conditions to Fulfill .................     26
      Section 7.4  Allocations Between Transferor and Transferee .............     26
      Section 7.5  Rights, Liabilities of, and Restrictions on Assignee ......     27
      Section 7.6  Repurchase of Interests in Certain Event ..................     27

ARTICLE VIII  RECORDS, ACCOUNTINGS AND REPORTS ...............................     28
      Section 8.1  Books of Account ..........................................     28
      Section 8.2  Access to Records .........................................     28
      Section 8.3  Bank Accounts and Investment of Funds .....................     28
      Section 8.4  Fiscal Year ...............................................     28
      Section 8.5  Accounting Reports ........................................     28
      Section 8.6  Tax Returns ...............................................     29

ARTICLE IX  MEETINGS AND VOTING RIGHTS OF MEMBERS ............................     29
      Section 9.1  Meetings ..................................................     29
      Section 9.2  Voting Rights of Members ..................................     30

ARTICLE X  AMENDMENTS ........................................................     30

ARTICLE XI  MISCELLANEOUS ....................................................     31
      Section 11.1  Waiver of Provisions .....................................     31
      Section 11.2  Interpretation and Construction ..........................     31
      Section 11.3  Governing Law ............................................     31


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
      Section 11.4  Partial Invalidity .......................................     31
      Section 11.5  Binding on Successors ....................................     31
      Section 11.6  Notices and Delivery .....................................     31
      Section 11.7  Counterpart Execution: Facsimile Execution ...............     32
      Section 11.8  Statutory Provision ......................................     32
      Section 11.9  Waiver of Partition ......................................     32
      Section 11.10 Change In Law ............................................     32
      Section 11.11 Investment Representations of the Members ................     36
      Section 11.12 Exhibits .................................................     37

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                        HEART HOSPITAL OF NEW MEXICO, LLC
                    A New Mexico Limited Liability Company


      THESE SECURITIES ARE BEING ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND THE NEW MEXICO SECURITIES ACT IN RELIANCE UPON THE REPRESENTATION OF EACH PURCHASER OF THE SECURITIES THAT THE SAME ARE BEING ACQUIRED FOR INVESTMENT PURPOSES. THESE SECURITIES MAY ACCORDINGLY NOT BE RESOLD OR OTHERWISE TRANSFERRED OR CONVEYED IN THE ABSENCE OF REGISTRATION OF THE SAME PURSUANT TO THE APPLICABLE SECURITIES LAWS UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FIRST OBTAINED THAT SUCH REGISTRATION IS NOT THEN NECESSARY. ANY TRANSFER CONTRARY HERETO SHALL BE VOID.

      THIS AMENDED AND RESTATED OPERATING AGREEMENT (the "Agreement") of Heart Hospital of New Mexico, LLC (the "Company"), a New Mexico Limited Liability Company, is made and entered into by and among Persons whose names, addresses and taxpayer identification numbers are listed on the Information Exhibit (Exhibit B).


                                    RECITALS

      A. On or about February 20, 1998, the Company was formed in accordance with the original Operating Agreement of the Company (the "Original Operating Agreement");

      B. The Company was formed to develop, own and operate an acute care hospital, located in Albuquerque, New Mexico and specializing in all aspects of cardiology and cardiovascular care and surgery which the Board of Directors may agree upon;

      C. It is intended that the hospital will be a cost effective, high quality provider of medical services within New Mexico in a manner which is consistent with the national health care goals of lowering the costs of health care;

      D. The Capital Contributions and active involvement of the Members are necessary to enable the Company to achieve its objectives;

      E. The Original Operating Agreement was amended by the First Amendment to Private Placement Memorandum of Heart Hospital of New Mexico, LLC and to the Operating Agreement of the Company and to Management Services Agreement dated February 20, 1998 and by the Amendment of Heart Hospital of New Mexico, LLC Agreements dated October 1, 1998;

      F. Members of the Company have entered into a Membership Purchase Agreement whereby, among other things, St. Joseph Healthcare System ("SJHS"), NMHI, LLC and SWCA, LLC have agreed to sell a portion of their Membership Interests to NMHM; and

      G. The Members of the Company hereby desire to amend and restate the Original Operating Agreement to incorporate the terms of the previous amendments to the Original Operating Agreement and to make certain changes related to SJHS's sale of its Membership Interest.

                                    ARTICLE I

                                   DEFINITIONS

      Unless otherwise indicated, capitalized words and phrases in this Agreement shall have the meanings set forth in the attached Glossary of Terms (Exhibit C).


                                   ARTICLE II

             FORMATION AND AGREEMENT OF LIMITED LIABILITY COMPANY

      SECTION 2.1 COMPANY FORMATION: EFFECTIVE DATE.

      The Company was formed upon the filing of the Articles of Organization with the New Mexico State Corporation Commission in accordance with the provisions of the Act. Upon the effectiveness of the Original Operating Agreement, the Persons listed on the attached Information Exhibit (Exhibit B) were admitted to the Company as Members and the Persons who executed the Articles were withdrawn as Members (unless they are listed on the Information Exhibit), all without the necessity of any further act or instrument and without causing the dissolution of the Company. The Company shall cause to be executed all other such certificates or documents, and shall do or cause to be done all such filing, recording, or other acts, as may be necessary or appropriate from time to time to comply with the requirements of law for the continuation and/or operation of a limited liability company in the State of New Mexico and other documents to reflect the admission of additional Members to the Company. The Original Operating Agreement was effective as of the date the Company was formed, and this Agreement shall be effective as of the Effective Date, as defined herein.

      SECTION 2.2 NAME OF COMPANY.

      The name of the Company is Heart Hospital of New Mexico, LLC.

      SECTION 2.3 PURPOSES AND BUSINESS OBJECTIVES.

      The principal purposes and business objectives of the Company are as follows:

             (a) To develop, own and operate a Hospital specializing in the diagnosis and treatment of cardiac and vascular diseases in Albuquerque, New Mexico, which includes, but is not limited to, the following:

                  (i) Services and facilities which meet the requirements of the
            State of New Mexico, Medicare, JCAHO and other agencies for licensing, credentialing and certification as a general acute care hospital specializing in cardiology and cardiovascular and vascular surgical services of every type or nature and to be eligible to obtain appropriate reimbursements therefor;

                  (ii) Approximately 90,000 square feet in a building to be constructed in accordance with plans and specifications approved by the Company;

                  (iii) Approximately 60 medical/surgical beds;

                  (iv) Five heart catheterization laboratories with available space for one additional heart catheterization lab;

                  (v) Three heart surgical suites with space for the development of one additional heart surgical suite; and

                  (vi)  All appropriate support services and systems;

            (The above size, number and scope of facilities of the Hospital are only preliminary estimates. The Board of Directors are authorized to finally make all determinations with respect thereto.)

            (b) To acquire real property and to construct a suitable building in which the Hospital shall be located;

            (c)   Any other purpose reasonably related to (a) and (b) above.

      SECTION 2.4 STATEMENT OF PHILOSOPHY AND VALUES.

      The Company and the Hospital shall be operated in accordance with the following philosophy and values at all times:

            (a) The Board shall adopt and adhere to the policies of SJHS, as they may be amended from time to time, for providing care for those patients who are unable to pay for Hospital care;

            (b) The Hospital shall participate in all public health care financing programs applicable to its business including the Medicare and Medicaid programs;

            (c) The medical staff of the Hospital shall be open to any physician who meets the qualifications stated in the Bylaws, Rules and Regulations of the Medical Staff;

            (d) The Company shall adopt and adhere to a conflict of interest policy with respect to contracts between the Company and Members or Directors requiring full disclosure of all conflicts;

            (e) Within the first two years of its operation, the Company shall adopt and thereafter adhere to a Corporate Compliance Program to assure compliance with all State and federal laws governing the delivery of health care services;

            (f) The Company and the Hospital shall be operated in accordance with the Ethical and Religious Directives for Catholic Health Care Facilities;

            (g) All medical decisions and all policies and procedures relating to the delivery of medical services at the Hospital shall be made by those physicians who are members of the medical staff of the Hospital as provided in the Bylaws, Rules and Regulations of the medical staff; and

            (h) The Hospital will not be operated in a manner which is inconsistent with the mission and charitable purposes of SJHS.

      SECTION 2.5 REGISTERED AGENT AND OFFICE; PRINCIPAL PLACE OF BUSINESS.

      The registered agent and office of the Company shall be and the principal place of business of the Company shall be at such location in Albuquerque, New Mexico as selected by the Board of Directors from time to time.

      SECTION 2.6 COMMENCEMENT AND TERM.

      The Company commenced on the filing of the Articles of Organization in the Office of the New Mexico State Corporation Commission, as required by Section
2.1 hereof, and shall continue until December 31, 2097 or until terminated or dissolved as provided herein.


                                   ARTICLE III

                        MEMBERS AND CAPITAL CONTRIBUTIONS

      SECTION 3.1 NAMES AND ADDRESSES OF MEMBERS.

      The names and addresses of the Members are as indicated on the Information Exhibit (Exhibit B), attached hereto and as amended from time to time.

      SECTION 3.2 INITIAL CAPITAL CONTRIBUTIONS OF MEMBERS.

      The Members made the following initial Capital Contributions, paid in two equal installments, with the first installment due on February 20, 1998 and the second installment due on or before April 1, 1998:

            (a) SWCA, LLC initially owned a fifteen percent (15%) Membership Interest in the Company and contributed to the Company for its Membership Interest the sum of Six Hundred Thousand and No/100 Dollars ($600,000.00);

            (b) NMHI, LLC initially owned a twenty-six percent (26%) Membership Interest in the Company and contributed to the Company for its Membership Interest the sum of One Million Forty Thousand and No/100 Dollars ($1,040,000.00);

            (c) St. Joseph Healthcare System initially owned a thirty-five percent (35%) Membership Interest in the Company and contributed to the Company for its Membership Interest the sum of One Million Four Hundred Thousand and No/100 Dollars ($1,400,000.00); and

            (d) NM Hospital Management, Inc. ("NMHM") initially owned a twenty-four percent (24%) Membership Interest in the Company and contributed to the Company for its Membership Interest the sum of Nine Hundred Sixty Thousand and No/100 Dollars ($960,000.00).

      SECTION 3.3 MEMBERSHIP INTERESTS AS OF THE EFFECTIVE DATE.

      Upon the Effective Date of this Agreement:

            (a) SWCA, LLC shall own a ten percent (10%) Membership Interest in the Company;

            (b) NMHI, LLC shall own an eighteen percent (18%) Membership Interest in the Company;

            (c) SJHS shall own a three percent (3%) Membership Interest in the Company; and

            (d) NMHM shall own a sixty-nine percent (69%) Membership Interest in the Company.

      SECTION 3.4 LIABILITY OF MEMBERS - FOR CAPITAL.

      The liability of each Member for capital shall be limited to the amount of its agreed Capital Contribution as a Member as provided in Section 3.2 and
Section 3.7. The Members shall not be required to contribute any additional capital to the Company except as provided in Section 3.7.

      SECTION 3.5 MAINTENANCE OF CAPITAL ACCOUNTS: WITHDRAWALS OF CAPITAL.

      An individual Capital Account shall be maintained for each Member in accordance with requirements of the Code and the Regulations promulgated thereunder. No Member shall be entitled to withdraw or to make demand for withdrawal of any part of its Capital Account or to receive any distribution except as provided herein. Each Member shall look solely to the assets of the Company for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Company. No Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations, except as provided in this Agreement.

      SECTION 3.6 INTEREST ON CAPITAL CONTRIBUTIONS OR CAPITAL ACCOUNTS.

      No interest shall be paid to any Member based solely on its Capital Contributions or Capital Account.

      SECTION 3.7 ADDITIONAL FUNDING.

      If from time to time, the Board of Directors determines that funds in addition to those contemplated by Sections 3.2 are necessary or appropriate for the development or operation of the Hospital, then:

            (a) First, the Board shall instruct the Manager to use commercially reasonable efforts to arrange a loan for the Company of such funds from a bank or other lender (which could include a Member) on terms and conditions reasonably acceptable to the Board of Directors. All Members agree to pledge their Membership Interests, if required by lenders or lessors, to secure Company's financing. The Board of Directors shall obtain such loans without the requirement of guarantees by the Members if it is economically feasible to do so.

                  (i) If loan guarantees are required for financing the
            construction and equipping of the Hospital, each Member agrees to provide the required guarantee. The aggregate amount of the loans for the construction and equipping of the hospital (and the commensurate aggregate amount of the guarantees) shall not exceed $45 million. The guarantees shall be several and in proportion to the equity interest of the Member. Each Member shall provide its guarantee promptly and in the form reasonably approved by the Board of Directors and required by the lenders or lessors to the Company. Each Member agrees to promptly provide financial statements and other information customarily required by the lender or lessor.

                  (ii) Other than as required to finance the construction and equipping of the Hospital, no Member is required to guarantee any other loan to the Company.

            (b) Second, if loans as provided in (a) above are not available, the Board of Directors shall request in writing that the Members contribute additional capital to the Company in proportion to their respective Membership Interests. Each Member may elect whether or not to contribute its proportionate share of the additional Capital Contribution. Membership Interests shall be adjusted as necessary as provided in (c)(i) below.

            (c) Third, if the Board determines that adequate funds are not available under (a) or (b) above, the Board shall so notify all of the Members. Any Member shall then have the right to contribute all or some portion of the additional funds required. If more than one Member elects to advance the funds to the Company, preference will be given to maintaining the relative equity interests of the Members making the additional contributions in the Company. In the event that either SWCA, LLC or NMHI, LLC does not elect to make all of its proportionate share of additional Capital Contributions which its is entitled to make under (b) above, then the other of them shall have the first opportunity to make the pro rata Capital Contribution which such noncontributing Member declined to make pursuant to (b) above. Thereafter the other Members may elect to contribute such amounts. Each contributing Member shall be entitled at its election to treat the amounts contributed pursuant to this Section either as a Capital Contribution or as a loan from the contributing Member to the Company.

                  (i) If the contributing Member elects to contribute the amount as a Capital Contribution, the percentage Membership Interests of the Members shall again be adjusted proportionately.

                  (ii) If the contributing Member elects to contribute such
            amount as a loan to the Company, the loan shall bear interest as agreed by the Contributing Member and the Company. The loan shall be a general obligation of the Company, but repaid before a cash distribution, other than a required minimum distribution under
            Section 5.1, is made to any of the Members.

            (d) Fourth, if funds are not available in accordance with (a), (b) or (c) above, then the Board of Directors may elect to dissolve the Company.

            (e) All adjustments to Membership Interests as provided in this
      Section 3.7 shall be made based solely upon the actual total Capital Contributions made by the Members as of the date of each such adjustment.

      SECTION 3.8 ENFORCEMENT OF COMMITMENTS.

      In the event any Member (a "Delinquent Member") fails to make a mandatory Capital Contribution as provided in Section 3.2 or an optional Capital Contribution as agreed to by the Member under Section 3.7 (the "Commitment"), the Board of Directors shall give the Delinquent Member a Notice of the failure to meet the Commitment. If the Delinquent Member fails to perform the Commitment (including any costs associated with the failure to meet the Commitment and interest on such obligation at the Default Interest Rate) within ten (10) business days of the giving of Notice, the Board of Directors shall give notice of such failure to the other Members. The other Members may elect to contribute additional amounts equal to any amount of the Commitment not contributed by such Delinquent Member. The contributing Member shall be entitled at its election to treat the amounts contributed pursuant to this Section either (i) as a Capital Contribution of the contributing Member or (ii) as a loan from the contributing Member to the Delinquent Member bearing interest at the Default Rate secured by the Delinquent Member's Interest in the Company and the proceeds of which loan shall be applied to meet the Delinquent Member's commitment. If the contributing Member elects to contribute such amount as a Capital Contribution, the percentage Membership Interests of the Members shall be adjusted proportionately. Until the contributing Member is fully repaid for such loan made as a result of the default by the Delinquent Member, the contributing Member shall be entitled to all distributions to which the Delinquent Member would have been entitled had such Commitment been fulfilled thereby, and any such distribution shall be applied first to accrued interest and then to principal in repayment of the loan. Notwithstanding the foregoing, no Commitment or other obligation to make an additional Capital Contribution may be enforced by a creditor of the Company unless the Member expressly consents to such enforcement or to the assignment of the obligation to such creditor.

      SECTION 3.9 RESERVED POWERS OF MEMBERS.

            (a) Subject to Section 3.9(b), the following actions are the only actions which can be taken by the Members and shall require the unanimous consent of the Members entitled to designate and appoint voting members of the Board of Directors:

                  (i) Amendments to or waivers of the rights and obligations provided by the Articles of Organization or this Agreement;

                  (ii) A merger, consolidation, liquidation, or similar reorganization or transfer of a substantial portion of the Company's assets;

                  (iii) A sale, lease encumbrance or other transfer of all or substantially all of the Company's assets, except for encumbrances incurred in connection with financing provided to the Company;

                  (iv) Creation by the Company of subsidiaries and/or
            establishment of corporate joint ventures or interest in partnerships or limited liability companies;

                  (v)   Election of new Members into the Company;

                  (vi) Any alteration or amendment of the Company's Statement of
            Philosophy and Values and any action which is inconsistent with the Company's Statement of Philosophy and Values;

                  (vii) Dissolution of the Company for reasons other than
            those expressly delegated to the Board of Directors;

                  (viii) Any action, which in the reasonable opinion of counsel, would give rise to regulatory and/or criminal penalties or liability or would prevent SJHS from receiving referrals of patients from the Hospital or physicians who are direct or indirect investors in the Company; and

                  (ix) Approval and authorization of disproportionate
            distributions or allocations of profits, losses or assets of the Company, except as specifically permitted elsewhere in this Agreement.

            (b) If first approved by at least three (3) members of the Board of Directors designated by NMHI and SWCA, then, upon the written consent of owners holding units constituting at least seventy-five percent (75%) of the membership interests of each of NMHI, LLC and SWCA, LLC, NMHI, LLC and SWCA, LLC may invoke the termination procedures under Section 6.2-2(b) of the Management Services Agreement regardless of the vote of the Board members designated by NMHM on such issue provided that the Manager shall be entitled to exercise all of its rights with regard to such termination in accordance with the terms of the Management Services Agreement.

      SECTION 3.10      OTHER BUSINESS OF MEMBERS.

            (a) Subject to (b) below, any Member may engage independently or with others in other business ventures of every nature and description, including without limitation the purchase of medical equipment, the rendering of medical services of any kind, and the making or management of other investments and neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures.

            (b) As long as a Member owns a Membership Interest in the Company, and for a period of five (5) years after a Member ceases for any reason to own a Membership Interest in the Company, neither such Member nor any of its Affiliates shall do any of the following:

                  (i) hold, directly or indirectly, any investment ownership or other beneficial equity interest in, or be associated in a consulting, management or advisory role with, any hospital or other facility specializing primarily in the diagnosis or treatment of cardiac or vascular disease within the Territory;

                  (ii) hold, directly or indirectly, any investment ownership or other beneficial equity interest in, or be associated in a consulting, management or advisory role with any Entity, hospital or sole proprietorship which provides any of the following services or facilities: cardiac catheterization, cardiac or peripheral angioplasty, atherectomy, stenting or cardiac or cardiovascular surgical procedures ("Cardiac Services") within a fifty (50) mile radius of the Hospital, it being acknowledged that both SHJS and the Company may provide non-coronary vascular surgery procedures (excluding in all events in the case of SJHS, cardiovascular surgery procedures, except upon prior written approval pursuant to Section 11.10(b)(i)(F)(4) of this Agreement);

                  Except that,

                        (A) nothing herein shall prevent a Member who is a
                  medical group, its Affiliates or employed physicians from having medical staff privileges and participating fully as a member of the medical staff (including service on committees and medical directorships, which do not violate the terms of any other agreement to which a Member or its Affiliates are bound) of any hospital or medical facility in the Territory, or from providing any diagnostic procedures customarily performed on an outpatient basis in medical offices or cardiac rehabilitation services;

                        (B) nothing herein shall prevent any Member who owns or
                  operates a hospital, directly or through an Affiliate, within the Territory at the time of the formation of the Company from
                  (i) continuing to provide diagnostic cardiac catheterization and such other Cardiac Services as are necessary to provide emergency care within the standard of the community or to stabilize the medical condition of its patients in preparation for transfer to another facility for treatment of the cardiac condition, (ii) providing peripheral angioplasty, peripheral stenting and vascular surgery as long as such procedures are not being performed on patients who have been admitted to the Member's hospital primarily for treatment of any cardiac disease or condition, or (iii) continuing to provide all cardiology and cardiovascular services currently offered by such Member until the earlier to occur of the date on which sixty-six percent (66%) of the Hospital's beds are open and ready to receive patients or the date which is forty-five (45) days after Medicare certification of the Hospital, on which date this subsection (B)(iii) shall be deemed to be deleted from this Agreement;

                        (C) a Member who is a nonprofit corporation may acquire
                  or become affiliated with other corporations which operate general hospitals that provide or may provide Cardiac Services in the Territory but outside the fifty (50) mile radius of the Hospital. Within a fifty (50) mile radius of the Hospital, a Member who is a nonprofit corporation may (a) acquire, manage or become affiliated with other entities which operate general hospitals providing Cardiac Services, as of the date hereof, and (b) acquire, affiliate with or manage a program which provides Cardiac Services on behalf of an entity which operates, as of the date hereof, such a program (including any cardiac program related to Section 3.10(b)(ii)(C)(a)), so long as in any event the nonprofit Member uses its reasonable effort to provide either the Hospital or each of SWCA. LLC, NMHI, LLC and NMHM with an opportunity to participate therein. Provided, however, no such nonprofit Member may initiate, or be involved with the initiation of, any new Cardiac Services at its existing hospital or at any such other affiliated or acquired hospital or at any new hospital. The parties acknowledge and agree that a proprietary (for-profit) Successor (as defined at Section 3.10(b)(ii)(H) below) of SJHS shall have the same benefits and obligations as SJHS under this Section 3.10(b)(ii)(C);

                        (D) nothing herein shall prevent any Member from
                  operating directly or through an Affiliate a mobile catheterization laboratory within the Territory so long as such service is provided pursuant to a lease of six (6) months or less (including all renewals and extensions) to a provider which is already providing catheterization laboratory services in the Territory at the time of the inception of the lease;

                        (E) nothing herein shall prohibit a Member from owning
                  up to three percent (3%) of the outstanding stock of a company whose stock is publicly traded and listed on a nationally recognized securities exchange or from investing in a publicly traded mutual fund;

                        (F) nothing herein shall prevent SWCA, LLC, NMHI, LLC,
                  NMHM or their Affiliates from owning, operating, advising or managing, together or with other third parties, any hospital, facility, clinic or service which provides any diagnosis or treatment, of any type or nature, of any cardiac or vascular condition as long as (i) each such party uses its reasonable efforts to provide the others (SWCA. LLC, NMHI, LLC or NMHM) with an opportunity to participate therein and (ii) it is located outside of the 50 mile radius of the Hospital;

                        (G) nothing herein shall prevent any Member from
                  offering a service which the Company does not offer after the first anniversary of the opening of the Hospital; and

                        (H) (1) with respect to SJHS only, the restrictions set forth in Section 3.10(b) shall be applicable until the later of (x) five (5) years from the Effective Date, or
                        (y) two (2) years after SJHS ceases to be a Member of the Company. SJHS and its Affiliates shall cause any successor or assign of SJHS or its Affiliates ("Successors") to agree to be bound by the terms of
                        Section 3.10(b) including, but not limited to, this
                        Section 3.10(b)(ii)(H).

                              (2) Successors shall include (x) any person, firm
                        or corporation which purchases or leases any of the real estate holdings of SJHS or its Affiliates for the purpose of operating, or thereafter during the period of this restrictive covenant operates, a hospital within the geographic area referred to in Section 3.10(b) of this Agreement; (y) any person, firm or corporation who purchases more than fifty percent (50%) of the assets of SJHS or its Affiliates; or (z) any person, firm or corporation who gains control of SJHS or its Affiliates, either by reason of controlling a majority of its directors or trustees or by reason of becoming a member of SJHS or its Affiliates. Any transfer by SJHS or its Affiliates to a Successor shall be referred to herein as an "SJHS Sale".

                              (3) An SJHS Sale may only be made to a Successor
                        that (x) will not be in violation of Section 3.10(b) of the Agreement at the time of the conveyance and (y) first agrees in writing, prior to the transaction with SJHS, that such Successor (its affiliates and their successors and assigns) will be bound by this Section 3.10(b) for the remainder of the term that SJHS would have been bound had there been no SJHS Sale. Such agreement will be for the express benefit of the Company and its Affiliates, and SJHS will make information pertinent to this Section 3.10(b)(ii)(H) reasonably available to NMHM or its Affiliates from time to time.

            All parties agree that the Territory is the reasonable and anticipated business service area of the Company.

            (c) The Members, including the Directors, have reviewed the term and geographical restrictions in Section 3.10(b), and in light of the interests of the parties hereto, agree that such restrictions are fair and reasonable.

            (d) If there is a breach or threatened breach of the provisions of this Section 3.10, in addition to other remedies at law or equity, the non-breaching party shall be entitled to injunctive relief. The parties desire and intend that the provision of this Section 3.10 shall be enforced to the fullest extent permissible under the law and public policies applied, but the enforceability or modification of any particular paragraph, subparagraph, sentence, clause, phrase, word or figure shall not be deemed to render unenforceable the remainder of this Section 3.10. Should any paragraph, subparagraph, sentence, clause, phrase, word or figure be adjudicated to be wholly invalid or unenforceable, the balance of this Section 3.10 shall thereupon be modified in order to render the same valid and enforceable and the unenforceable portion of this Section
      3.10 shall be deemed to have been deleted from this Agreement.

            (e) The benefits to any Member hereunder do not require, are not payment for, and are not in any way contingent upon the referral, admission or any other arrangement for the provision of any item or service offered by the Company to patients of such Member in any facility, laboratory, cardiac catheterization facility or other health care operation controlled, managed or operated by the Company and nothing herein is intended to prohibit any party from practicing medicine at any other facility.

      SECTION 3.11      APPOINTMENT OF BOARD OF DIRECTORS.

      The Members shall appoint a Board of Directors as follows:

            (a)   SWCA, LLC shall appoint two (2) Directors;

            (b)   NMHI, LLC shall appoint two (2) Directors;

            (c)   NMHM shall appoint four (4) Directors; and

            (d) SJHS shall appoint one (1) Director who, notwithstanding any provision herein to the contrary, shall not be entitled to vote on any matter which requires the consent or approval of the Board of Directors or otherwise requires the Board of Directors to act hereunder.

      A Member shall have the right, with or without cause, to remove, substitute or replace any Director which it appointed.


                                   ARTICLE IV

                            MANAGEMENT OF THE COMPANY

      SECTION 4.1 GENERAL AUTHORITY AND POWERS OF BOARD OF DIRECTORS.

      Except as set forth elsewhere in this Agreement, the Board of Directors shall have complete authority and exclusive control over the management of the business and affairs of the Company and all Material Agreements and Material Decisions with respect to the business and affairs of the Company shall be made by the Board of Directors. No Member has the actual or apparent authority to cause the Company to become bound in any contract, agreement or obligation, and no Member shall take any action purporting to be on behalf of the Company. The Board of Directors shall, in consultation with the medical staff and according to the terms of the Medical Staff Bylaws, Rules and Regulations of the Hospital, establish procedures for quality assurance, peer review and grant privileges to physicians at the Hospital. Decisions relating to medical and clinical practice at the Hospital, however, shall be made exclusively by the medical staff of the Hospital, as provided in the Bylaws, Rules and Regulations of the Medical Staff.

      SECTION 4.2 RESTRICTIONS ON AUTHORITY OF THE BOARD OF DIRECTORS.

      The Board of Directors shall not do any of the following:

            (a)   Act in contravention of this Agreement;

            (b) Act in any manner which would make it impossible to carry on the express business purposes of the Company;

            (c)   Commingle the Company funds with those of any other Person;

            (d) Admit an additional Member, except as provided in this Agreement;

            (e) Alter or act inconsistently with the primary purposes of the Company as set forth in Section 2.3;

            (f) Possess any property or assign the rights of the Company in specific property for other than a Company purpose;

            (g) Employ, or permit the employ of, the funds or assets of the Company in any manner except for the exclusive benefit of the Company;

            (h) Make or cause the making of any payments of any type, directly or indirectly, to anyone for the referral of patients to the Hospital in order to use the Hospital or to provide other services;

            (i) Sell all or substantially all of the assets of the Company or merge the Company with or into any other Entity without the approval of all of the Members;

            (j) Delegate authority to make Material Decisions or enter into Material Agreements; or

            (k)   Dissolve the Company, except as provided in this Agreement.

      SECTION 4.3 DUTIES OF THE BOARD OF DIRECTORS.

      The Board of Directors shall do the following:

            (a) Diligently and faithfully devote such of its time to the business of the Company as may be necessary to properly conduct the affairs of the Company, however, the individual Directors shall not be required to devote full time to such duties;

            (b) Use its best efforts to cause the Company to comply with such conditions as may be required from time to time to permit the Company to be classified for federal income tax purposes as a partnership and not as an association taxable as a corporation;

            (c) File and publish all certificates, statements, or other instruments required by law for the formation and operation of the Company as a limited liability company in all appropriate jurisdictions;

            (d) Cause the Company to obtain and keep in force during the term of the Company fire and extended coverage, public liability and professional liability insurance and other insurance policies, with such issuers and in such amounts as the Board of Directors shall deem advisable, but in amounts not less (and deductible amounts not greater) than those customarily maintained with respect to the business equipment and property comparable to the Company's;

            (e) Have a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and of the Members, including the safekeeping and use of all funds and assets, whether or not in its immediate possession and control, and it shall not employ or permit others besides the Board of Directors to employ such funds or assets in any manner except for the benefit of the Company;

            (f) When this Agreement or circumstances affecting the business of the Company require the Directors to take certain action or to make a determination, the Board of Directors shall take such action or make such determination in a reasonable and timely manner;

            (g) Deliver to the New Mexico State Corporation Commission for filing an annual statement in accordance with the Act;

            (h) Employ legal counsel, public accountants and such other advisors and consultants for the Company as it deems necessary; and

            (i)   Establish and adhere to a conflict of interest policy.

      SECTION 4.4 DELEGATION BY THE BOARD OF DIRECTORS.

      Subject to restrictions otherwise provided herein, the Board of Directors may at any time employ a Manager, including a Manager affiliated with, or related to any member of the Board of Directors or any Member to perform services for the Company and its business, and may delegate all or part of their duties, authority or control to such Manager, provided that such employment or delegation shall not relieve the Board of Directors of its respective responsibilities and obligations under this Agreement or under the laws of the State of New Mexico nor will it make any such Manager a Member of the Company.

      SECTION 4.5 RIGHT TO RELY UPON THE AUTHORITY OF THE MANAGER.

      Persons dealing with the Company may rely upon the representation of the Manager that such Manager is manager of the Company and that such Manager has the authority to make any commitment or undertaking on behalf of the Company. No Person dealing with the Manager shall be required to determine its authority to make any such commitment or undertaking.

      SECTION 4.6 NO MANAGEMENT BY MEMBERS.

      Other than as set forth in Article III hereof, the Members shall take no part in, or at any time interfere in any manner with, the management, conduct, or control of the Company's business and operations and shall have no right or authority to act for or bind the Company. The rights and powers of such Members shall not extend beyond those set forth in this Agreement and those granted under the Articles of Organization and any attempt to participate in the control of the Company in a manner contrary to the rights and powers granted herein and under the Articles of Organization shall be null and void and without force and effect. The exercise by any other Member of any of the rights granted to the Member hereunder shall not be deemed to be taking part in the control of the business of the Company and shall not constitute a violation of this Section.

      SECTION 4.7 CONSENT BY MEMBERS TO EXERCISE OF CERTAIN RIGHTS AND
                  POWERS BY BOARD OF DIRECTORS.

      By its execution hereof, each Member expressly consents to the exercise by the Board of Directors of the rights, powers, and authority conferred on the Board of Directors by this Agreement.

      SECTION 4.8 MEETINGS, QUORUM AND VOTE OF THE BOARD OF DIRECTORS.

            (a) The Board of Directors shall meet at least quarterly. A meeting may be called by any Director or the Manager. Notice of any meeting, regular or special, shall be delivered to each Director personally, by telephone, by electronic mail, by facsimile transmission or in writing at least five (5) business days before the meeting. If a request for additional funding pursuant to Section 3.7(b) is to be considered at the meeting, it must be so stated specifically in the Notice of Meeting. The Director calling the meeting or the Manager shall be responsible for preparing and delivering the Notice of Meeting.

            (b) An emergency meeting of the Board of Directors may be called by the Manager upon shorter notice. Action taken at the emergency meeting shall be valid so long as the meeting is attended by at least one Board member appointed by each of SWCA, LLC, NMHI, LLC and NMHM and the action is unanimously approved by the Board members in attendance entitled to vote under this Agreement.

            (c) The Board of Directors shall elect one of its voting members to preside over the meetings as the Chairperson and one of its members, as the Secretary, to oversee the preparation and delivery of meeting notices and the preparation of minutes of the meetings of the Board of Directors and Members.

            (d) A quorum of the Board of Directors shall be necessary to conduct business at any meeting, except as provided in Section 4.8(b). A quorum shall consist of a majority of the voting Directors. The Directors present at a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, so long as any action taken is approved by at least a majority of the required quorum for such meeting and one of such remaining Directors must have been appointed by each of the Members for there to be business transacted. A Director may attend a meeting by telephone or other electronic means and be considered present for purposes of a quorum so long as the telephone or other connection allows each Director to hear and be heard by all other Directors.

            (e) Any action taken by the Board of Directors shall require the affirmative vote of at least a majority of the Directors (at least one of whom shall have been appointed by NMHM) present at a meeting at which a quorum is present, except that the following actions shall require the consent of at least one Board member appointed by each of NMHM, NMHI, LLC and SWCA, LLC:

                  (i) the determination of the annual budget of the Company and any material amendments or modifications thereof, including material expenditures in excess thereof; and

                  (ii) any maintenance and/or capital improvement expenditures not included in an annual budget and in excess of Twenty-Five Thousand Dollars ($25,000.00) or resulting in an aggregate expenditure outside of the budget by more than five percent (5%) thereof unless matched or supported by revenue in excess of that reflected in such budget.

            (f) Notwithstanding Section 4.8(e) or any other provision herein to the contrary, the Board of Directors may invoke the termination procedures under Section 6.2-2(b) of the Management Services Agreement upon the written consent of at least three (3) of the Directors appointed by NMHI, LLC and SWCA, LLC regardless of the vote of the Board members designated by NMHM on such issue provided that after the Board consents to invoke such termination procedures NMHI, LLC and SWCA, LLC consent to invoke such termination procedures in accordance with Section 3.9(b) and further provided that the Manager shall be entitled to exercise its rights with regard to such termination in accordance with the terms of the Management Services Agreement.

            (g) Any action which is required to be or may be taken at a meeting of the Board of Directors may be taken without a meeting if consent in writing, either collectively or in counterparts, setting forth the action so taken, is signed unanimously by all Directors entitled to vote under this Agreement.

            (h) Minutes of the meetings of the Board of Directors shall be taken. The original of the minutes shall be signed by the Secretary of the Board and kept with the records of the Company. A copy of the minutes shall be sent to each of the Directors.

            (i) Attendance at a meeting of the Board of Directors constitutes waiver of any objection to the Notice of the meeting.

      SECTION 4.9 BOARD OF DIRECTORS' STANDARD OF CARE.

      Each Director and the Board of Directors shall act in a manner it believes in good faith to be in the best interest of the Company and with such care as an ordinarily prudent Person in a like position would use under similar circumstances. In discharging its duties, each Director shall be fully protected in relying in good faith upon the records required to be maintained under this Agreement and upon such information, opinions, reports and statements by any of its other Directors, Members, or agents, or by any other Person as to matters each Director reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, income or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to members might properly be paid.

      Notwithstanding anything herein to the contrary, a Director or Member shall have the right to vote or approve Company matters in accordance with the terms of this Agreement regardless of the personal interest of any Director or Member in the outcome of any vote, decision or matter, subject to the obligation to disclose conflicts in advance under Section 2.4(d).

      SECTION 4.10      LIMITATION OF LIABILITY.

      A Director shall not be liable to the Company or its Members for any action taken in managing the business or affairs of the Company if it performs the duty of its office in compliance with the standard contained in Sections 4.3 and 4.9. No Director has guaranteed nor shall have any obligation with respect to the return of a Member's Capital Contribution or share of income from the operation of the Company. Furthermore, no Director shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member except loss or damage resulting from gross negligence or intentional misconduct or knowing violation of law or a transaction for which such Director or Agent received a personal benefit in violation or breach of the provisions of this Agreement.

      SECTION 4.11      INDEMNIFICATION OF DIRECTORS.

            (a) Each Director shall be indemnified by the Company against any losses, judgments, liabilities, expenses, including attorneys' fees and amounts paid in settlement of any claims sustained by such Director arising out of any action or inaction of the Director in its capacity as a Director of the Company to the fullest extent allowed by law, provided that the same were not the result of willful misconduct or gross negligence on the part of the Director and provided that the Director, in good faith, reasonably determined that such course of conduct was in the best interest of the Company; provided, however, that such indemnification and agreement to hold harmless shall be recoverable only out of Company assets. Subject to applicable law, the Company shall advance expenses incurred with respect to matters for which a Director may be indemnified hereunder.

            (b) If at any time, the Company has insufficient funds to furnish indemnification as herein provided, it shall provide such indemnification if and as it generates sufficient funds and prior to any cash distributions, pursuant to Article V or Article VI hereof, to the Members.

      SECTION 4.12      GUARANTEE FEE.

      In the event that a lender of funds to the Company requires that all or a portion of such loan be guaranteed (the portion of such loan required to be guaranteed is hereafter referred to as the "Guarantee Amount"), then to the extent that (a) the lender either is unwilling to accept a guarantee from a Member for its pro rata share of such Guarantee Amount, (b) such Member is unwilling to provide a guarantee for its pro rata share of the Guarantee Amount or (c) such lender requires NMHM or its Affiliates to also guarantee all or a portion of the pro rata Guarantee Amount of such other Member (in addition to any other portion of such loan which NMHM or its Affiliates is obligated to guarantee as a result of NMHM's pro rata interest in the Company), then NMHM shall be paid an annual guarantee fee by such Members of the Company other than NMHM (collectively, the "Non-Guarantor Members") equal to .0075 multiplied by the pro rata portion of the Guarantee Amount of such other Member which is required by such lender to be guaranteed by NMHM or its Affiliates with respect to such loan (the "Guarantee Fee"). The Guarantee Fee shall be paid quarterly and the expense thereof shall be allocated to the Non-Guarantor Members as follows:

            (a) The Guarantee Fee shall be deducted from the Cash Distributions otherwise distributable to the Non-Guarantor Members and shall be paid to NMHM;

            (b) To the extent that at the time such Guarantee Fee is due to be paid hereunder there are no anticipated Cash Distributions, then the Company shall pay such Guarantee Fee to NMHM and the amount of such payments shall be charged to the Capital Accounts of the Non-Guarantor Members;

            (c) When Cash Distributions become available for distribution to the Members in the future, the Cash Distributions otherwise distributable to the Non-Guarantor Members shall first be retained by the Company and the Capital Accounts of the Non-Guarantor Members shall be restored to the extent that amounts were previously charged to the Capital Accounts of the Non-Guarantor Members in accordance with (b) above and any remaining Cash Distributions shall be distributed to the Members in accordance with
      Section 5.1.

      Notwithstanding anything herein to the contrary, (i) SJHS alone shall be obligated to pay to NMHM on the date of the closing of the Membership Purchase Agreement, a guarantee fee equal to One Hundred Eleven Thousand Nine Hundred Twenty Dollars ($111,920) arising from an additional Six Million Six Hundred Thousand Dollars ($6,600,000) of debt guarantees being required by Health Care Property Investors, Inc. ("HCPI") for thirty (30) months in consideration of the release of SJHS from its guarantee to HCPI as of October 1, 2001; and (ii) in consideration of such payment, for purposes of computing the amount of the guarantee fee payable by the other Members to NMHM and/or its Affiliates pursuant to this Section 4.12, the additional guarantee of debt referred to in
(i) above shall not be included in the total amount of indebtedness guaranteed by NMHM and/or its Affiliates.

                                    ARTICLE V

                          DISTRIBUTIONS AND ALLOCATIONS

      SECTION 5.1 DISTRIBUTIONS OF CASH FLOW FROM OPERATIONS AND CASH FROM
                  SALES OR REFINANCING.

      Prior to the dissolution of the Company, Cash Flow from Operations and Cash from Sales or Refinancing, if any, remaining after repayment of any amounts then due on loans made by the Members to the Company, shall be distributed quarterly as Cash Distributions according to the relative percentage Membership Interests of the Members; provided, however, that to the extent possible, any Guarantee Fee shall be deducted from the Cash Distributions otherwise distributable to the Non-Guarantor Members and paid to NMHM as set forth in
Section 4.12. The Board shall make a minimum distribution of Cash Flow from Operations equal to fifty percent (50%) of net profit, after taking into consideration the requirement for cash reserves or other limitations established by any lender. Notwithstanding anything herein to the contrary, no distributions shall be made to Members if prohibited by the Act or other applicable law.

      SECTION 5.2 PROFITS.

      Except as provided in the Regulatory Allocations Exhibit (Exhibit E) and subject to Section 5.6, Profits shall be allocated as follows:

            (a) First, to the Members who have been allocated Losses pursuant to Subsection 5.3(a) below until the cumulative Profits allocated pursuant to this Subsection 5.2(a) equal the cumulative prior allocations of Losses under that Subsection.

            (b) Next, to the Members who have been allocated Losses pursuant to Subsection 5.3(b) below until the cumulative Profits allocated pursuant to this Subsection 5.2(b) equal the cumulative prior allocations of Losses under that Subsection.

            (c) All remaining Profits shall be allocated to the Members in accordance with their percentage Membership Interests.

      SECTION 5.3 LOSSES.

      Except as provided in the Regulatory Allocations Exhibit (Exhibit E) and subject to Section 5.6, Losses shall be allocated as follows:

            (a) First, Losses shall be allocated to the Members with positive Adjusted Capital Account balances in proportion to those balances.

            (b) All remaining Losses shall be allocated to the Members in accordance with their percentage Membership Interests.

      SECTION 5.4 CODE SECTION 704(c) TAX ALLOCATIONS.

      Income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Agreed Value pursuant to any method allowable under Code Section 704(c) and the Regulations promulgated thereunder.

      In the event the Agreed Value of any Company asset is adjusted after its contribution to the Company, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Agreed Value pursuant to any method allowable under Code Section 704(c) and the Regulations promulgated thereunder.

      Any elections or other decisions relating to allocations under this Section shall be determined by the Board of Directors. Absent a determination by the Board of Directors, the remedial allocation method under Regulation Section 1.704-3(d) shall be used. Allocations pursuant to this Section are solely for purposes of federal, state, and local taxes and shall not be taken into account in computing any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

      SECTION 5.5 MISCELLANEOUS.

            (a) Allocations Attributable to Particular Periods. For purposes of determining Profits, Losses or any other items allocable to any period, such items shall be determined on a daily, monthly, or other basis, as determined by the Board of Directors using any permissible method under Code Section 706 and the Regulations thereunder.

            (b) Other Items. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be divided among the Members in the same proportion as they share Profits or Losses, as the case may be, for the year.

            (c) Tax Consequences Consistent Reporting. The Members are aware of the income tax consequences of the allocations made by this Article and by the Regulatory Allocations and hereby agree to be bound by those allocations as reflected on the information returns of the Company in reporting their shares of Company income and loss for income tax purposes. Each Member agrees to report its distributive share of Company items of income, gain, loss, deduction and credit on its separate return in a manner consistent with the reporting of such items to it by the Company. Any Member failing to report consistently, and who notifies the Internal Revenue Service of the inconsistency as required by law, shall reimburse the Company for any legal and accounting fees incurred by the Company in connection with any examination of the Company by federal or state taxing authorities with respect to the year for which the Member failed to report consistently.

      SECTION 5.6 SPECIAL ALLOCATIONS OF GUARANTEE FEES.

      Any and all deductions, losses or reductions to Capital Accounts attributable to the payment by the Company of Guarantee Fees shall be allocated to the Non-Guarantor Members in accordance with their relative percentage Membership Interests.


                                   ARTICLE VI

            DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS

      SECTION 6.1 NO TERMINATION BY CERTAIN ACTS OF MEMBER.

      Neither the transfer of interest, withdrawal from the Company, bankruptcy, insolvency, dissolution, liquidation or other disability, nor the legal incompetency of any Member shall result in the termination or dissolution of the Company or affect its continuance in any manner whatsoever.

      SECTION 6.2 DISSOLUTION.

      The Company shall be dissolved upon the happening of any of the following events, whichever shall first occur:

            (a) The election by the Directors to dissolve the Company in accordance with the terms of Section 3.7(c) hereof;

            (b)   The expiration of the term provided in Section 2.6 hereof.

            (c)   The adjudication of bankruptcy of the Company;

            (d)   In accordance with Section 11.10 hereof; and

            (e) The entry of a decree of judicial dissolution or the administrative dissolution of the Company as provided in the Act.

      SECTION 6.3 DISSOLUTION AND FINAL LIQUIDATION.

            (a) Upon any dissolution of the Company, the Company shall not terminate, but shall cease to engage in further business except to the extent necessary to perform existing contracts and preserve the value of its assets. Its assets shall be liquidated and its affairs shall be wound up as soon as practical thereafter by the Board of Directors or by another Person designated by the Members. In winding up the Company and liquidating assets, the Board of Directors, or other Person so designated for such purpose, may arrange, either directly or through others, for the collection and disbursement to the Members of any future receipts from the Hospital or other sums to which the Company may be entitled, and shall sell the Company's interest in the Hospital and the Equipment to any Person, including a Member or any Affiliate thereof, on such terms and for such consideration as shall be consistent with obtaining the fair market value thereof, as such fair market value is approved by the Members.

            (b) Upon any such dissolution and liquidation of the Company, the net assets, if any, of the Company available for distribution, including any cash proceeds from the liquidation of Company assets, shall be applied and distributed in the following manner or order, to the extent available:

                  (i) To the payment of or creation of reserves for all debts, liabilities, and obligations to all creditors of the Company (other than the Members or their Affiliates) and the expenses of liquidation;

                  (ii) To the payment of all debts and liabilities (including interest), and further including without limitation any accrued but unpaid Guarantee Fees, owed to the Members or their Affiliates as creditors; and

                  (iii) The balance to the Members with positive Capital Account balances after taking into account all other adjustments during the Fiscal Year in which liquidation occurs.

            (c) The Members shall look solely to the assets, if any, of the Company for any return of their Capital Contributions and, if the assets of the Company remaining after payment or discharge of the Company's debts and liabilities, or provision therefor, are insufficient to return all or any part of the Capital Contributions, no Member shall have any right of recourse against the Directors or other Members or to charge the Board of Directors or other Members for any amounts except as provided herein and except to the extent otherwise provided by the Act and/or New Mexico law.

            (d) Upon such dissolution, reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to minimize the losses normally attendant to a liquidation.

            (e) The Capital Accounts of the Members, as adjusted, shall be utilized by the Company for the purpose of making distributions to those Members with positive balances in their respective Capital Accounts pursuant to Section 6.3(b). In making such distributions, the Board of Directors or the Person winding up the affairs of the Company shall distribute all funds available for distribution to the Members (after establishing any reserves that the Board of Directors deem or the Person winding up the affairs of the Company deems reasonably necessary pursuant to Section 6.3(b)) prior to the later of (a) the end of the taxable year in which the event occurs which caused the termination and dissolution of the Company, or (b) ninety (90) days after the occurrence of such event. The Board of Directors in their sole discretion, or the Person winding up the affairs of the Company, in its discretion, may elect to have the Company retain any installment obligations owed to the Company until collected in full so long as any portion of the reserves which are later determined to be unnecessary, and all collections on such installment obligations which are not deemed to be reasonably necessary by the Board of Directors or the Person winding up the affairs of the Company to add to such reserves are distributed as soon as practicable in accordance with the provisions of Section 6.3(b) as modified by this Section.

      SECTION 6.4 TERMINATION.

      Upon completion of the dissolution, winding up, distribution of the liquidation proceeds and any other Company assets, the Company shall terminate.

      SECTION 6.5 PAYMENT IN CASH.

      Any payments made to any Member pursuant to this Article VI shall be made only in cash.

      SECTION 6.6 GOODWILL AND TRADE NAME.

      Upon the dissolution of the Company, the firm or trade name of the Company and any goodwill associated therewith shall become the sole property of the Members, provided that distributions and allocations otherwise due to the Members shall not be reduced as a result of the Members becoming entitled to such assets.

      SECTION 6.7 TERMINATION OF NONCOMPETITION COVENANTS.

      Upon the later of the dissolution of the Company and the completion of the liquidation process, the Members shall have no continuing liability or obligation under Section 3.10(b), except that Section 3.10(b) shall continue to be binding upon a Member whose breach of this Agreement caused a dissolution of the Company and any action for a breach of this Agreement, including a breach of
Section 3.10(b), shall not be impaired by the dissolution or completed liquidation.


                                   ARTICLE VII

                      REMOVAL OR WITHDRAWAL OF MEMBERS AND
          TRANSFER OF MEMBERS' MEMBERSHIP AND/OR ECONOMIC INTERESTS

      SECTION 7.1 WITHDRAWAL OF MEMBER.

            (a) Except as provided in this Section 7.1, without the unanimous consent of the nonwithdrawing Members, a Member shall not voluntarily withdraw from the Company as a Member at any time prior to its termination, or transfer or assign any of its rights and duties, provided that a Member may assign its Membership Interest in the Company and its rights to appoint one or more Directors to wholly-owned Affiliates (for NMHM, including MedCath Corporation, MedCath Incorporated and their wholly-owned Affiliates) and lenders. A Member shall give written notice to the remaining Members if it desires to otherwise sell its Membership Interest. In that event, the other Members shall first have an option to purchase such Membership Interest in accordance with Section 7.1(c) below. The foreclosure of a Member's Interest by a lender shall give the remaining Members a right to purchase the Interest being foreclosed for either the amount due and owing to the lender or pursuant to Section 7.1(c). A sale or transfer in a single transaction or in a series of related transactions of 50% or more of the direct or indirect ownership interests in SWCA, LLC or NMHI, LLC (other than to another entity owned solely by either or both of such Members or their Affiliates) shall constitute an offer by such Member to sell its Membership Interest to the Company and the other Members in accordance with (c) below.

            (b) In the event that NMHM or an Affiliate desires to sell its Membership Interest, SJHS shall be given the first right to negotiate the purchase of such Membership Interest from NMHM or its Affiliate; provided, however, that (i) the sale of MedCath Corporation or MedCath Incorporated or a substantial portion of their assets shall not be considered a sale of the Membership Interest of NMHM or an Affiliate for purposes of this
      Article VII; and (ii) any proposed purchase by SJHS under this Section 7.1(b) shall, except as otherwise provided in Section 7.1(a) or (b), be subject to the Right of First Refusal of the Company and the other Members as set forth at Section 7.1(c) below.

            (c) Except as otherwise set forth in this Agreement, no Membership Interest or any portion thereof, shall be validly sold or assigned whether voluntarily, involuntarily or by operation of law, and no purported assignee shall be recognized by the Company for any purpose, unless such Membership Interest shall have been transferred in accordance with the provisions of this Agreement and in compliance with such additional restrictions as may be imposed by any federal or state securities law and with the consent of the Board of Directors. In no event, however, shall a Member transfer or sell all or any of its Membership Interest to any party which, if a Member, would be in violation of Section 3.10(b) hereof. Except as otherwise set forth in this Section or in this Agreement, a Member may transfer, sell or assign its entire Membership Interest if it has received the consent of the Board of Directors, not to be unreasonably withheld, provided however: (i) the Company first for a period of fifteen
      (15) days, and thereafter the other Members for a period of fifteen (15) days, shall have the right, but not the obligation, to purchase all, but not less than all, of the Membership Interest proposed to be transferred, which right shall be exercisable on the terms and for the purchase price set forth in a bona fide offer made for the Interest by a third-party (the "Right of First Refusal"), and (ii) there shall have been filed with the Company a duly executed and acknowledged counterpart of the instrument making such assignment signed by both the assignor and assignee and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of the Agreement, represents that such assignment was made in accordance with all applicable laws and regulations and the assignee shall have represented to the Company in writing that it meets the investor suitability standards established by the appropriate state of residence, or, in the absence thereof, the investor suitability standards established by the Company. The Board of Directors shall use reasonable care to determine that transfers are in accordance with applicable laws and regulations, which may include obtaining an opinion of counsel to that effect.

            (d) Notwithstanding Section 7.1(c) or any other provision of this Agreement, (i) SJHS shall not be entitled to exercise any Right of First Refusal nor have any purchase rights under Section 7.1(c) and (ii) sales of Membership Interests by Members pursuant to the Membership Purchase Agreement are hereby approved by the Company and such sales made pursuant to the Membership Purchase Agreement are not subject to Section 7.1(c).

      SECTION 7.2 CONDITIONS PRECEDENT TO TRANSFER OF MEMBERSHIP INTEREST.

      Notwithstanding anything herein to the contrary, no transfer of a Membership Interest may be made if such transfer (a) constitutes a violation of the registration provisions of the Securities Act of 1933, as amended, or the registration provisions of any applicable state securities laws; (b) if after such transfer the Company will not be classified as a partnership for federal income tax purposes; and (c) if when taken together with other prior transfers, results in a "termination" of the Company for federal income tax purposes. The Company may require, as a condition precedent to transfer of a Membership Interest, delivery to the Company, at the proposed transferor's expense, of an opinion of counsel satisfactory (both as to the counsel and substance of the opinion) to the Company that the transfer will not violate any of the foregoing restrictions.

      SECTION 7.3 SUBSTITUTE MEMBER - CONDITIONS TO FULFILL.

      No assignee of a Member's Membership Interest in the Company shall have the right to become a Substitute Member in place of its assignor unless, in addition to any other requirement herein, all of the following conditions are satisfied:

            (a) The Company has waived its right pursuant to Section to purchase the Membership Interest held by the assignee;

            (b) The duly executed and acknowledged written instrument of assignment which has been filed with the Company sets forth that the assignee becomes a Substitute Member in place of the assignor;

            (c) The assignor and assignee execute and acknowledge such other instruments as the Board of Directors may deem reasonably necessary or desirable to effect such admission, including, but not limited to, the written acceptance and adoption by the assignee of the provisions of this Agreement;

            (d) The payment by the assignee of all costs to the Company associated with the transaction, including but not limited to legal fees, transfer fees, and filing fees.

      SECTION 7.4 ALLOCATIONS BETWEEN TRANSFEROR AND TRANSFEREE.

      Upon the transfer of a Member's Interest, all items of income, gain, loss, deduction and credit attributable to the Membership Interest so transferred shall be allocated between the transferor and the transferee in such manner as the transferor and transferee agree at the time of transfer; provided such allocation does not violate federal or state income tax law. If the Board of Directors deems such laws violated, then such allocation shall be made pro rata for the fiscal year based upon the number of days during the applicable fiscal year of the Company that the Membership Interest so transferred was held by the transferor and transferee, without regard to the results of Company activities during the period in which each was the holder, or in such other manner as the Board of Directors deems necessary to comply with federal or state income tax laws. Distributions as called for by this Agreement shall be made to the holder of record of the Membership Interest on the date of distribution. Notwithstanding anything contained in this Agreement to the contrary, the Company shall be entitled to treat the assignor of any assigned Membership Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor in reliance on the Company records as they exist until such time as the written assignment has been received by, and recorded on the books of the Company. For purposes of this Article VII, the effective date of an assignment of any Membership Interest shall be the last day of the month specified in the written instrument of assignment.

      SECTION 7.5 RIGHTS, LIABILITIES OF, AND RESTRICTIONS ON ASSIGNEE.

      No assignee of a Member's Interest shall have the right to participate in the Company, inspect the books of account of the Company or exercise any other right of a Member unless and until admitted as a Substitute Member. Notwithstanding the failure or refusal to admit an assignee as a Substitute Member, such assignee shall be entitled to receive the share of income, credit, gain, expense, loss and deduction and cash distributions provided hereunder that is assigned to it, and, upon demand, may receive copies of all reports thereafter delivered pursuant to the requirements of this Agreement; provided, the Company shall have first received notice of such assignment and all required consents thereto shall have been obtained and other conditions precedent to transfer thereof shall have been satisfied. The Company's tax returns shall be prepared to reflect the interests of assignees as well as Members.

      SECTION 7.6 REPURCHASE OF INTERESTS IN CERTAIN EVENT.

            (a) In the discretion of the Board of Directors, the Company may, but is not obligated to, repurchase a Member's Interest upon such Member's breach of the Member's obligations contained in Article III, Sections 7.1 and 7.2 of this Agreement, unless the breach is cured promptly after notice thereof by the Company.

            (b) Any Member who is in breach of this Agreement agrees to sell its Membership Interest to the Company in the event the Company elects to exercise the right of repurchase granted under Section 7.6(a) and the purchase price shall be the lower of (x) the Capital Contributions of the Member less all amounts distributed to such Member by the Company or (y) the fair market value of such Member's Membership Interest determined by an independent appraiser reasonably selected by the Board of Directors.

                                  ARTICLE VIII

                        RECORDS, ACCOUNTINGS AND REPORTS

      SECTION 8.1 BOOKS OF ACCOUNT.

      At all times during the continuance of the Company, the Board of Directors shall maintain or cause to be maintained true and full financial records and books of account showing all receipts and expenditures, assets and liabilities, income and losses, and all other records necessary for recording the Company's business and affairs including those sufficient to record the allocations and distributions required by the provisions of this Agreement.

      SECTION 8.2 ACCESS TO RECORDS.

      The books of account and all documents and other writings of the Company, including the Articles of Organization and any amendments thereto, shall at all times be kept and maintained at the principal office of the Company or elsewhere as decided by the Board of Directors. Each Member or its designated representatives shall, upon reasonable notice to the Company, have access to such financial books, records and documents during reasonable business hours and may inspect and make copies of any of them.

      SECTION 8.3 BANK ACCOUNTS AND INVESTMENT OF FUNDS.

            (a) The Board of Directors shall open and maintain, on behalf of the Company, a bank account or accounts in a federally insured bank or savings institution as it shall determine, in which all monies received by or on behalf of the Company shall be deposited. All withdrawals from such accounts shall be made upon the signature of such Person or Persons as the Board of Directors may from time to time designate.

            (b) Any funds of the Company which the Board of Directors may determine are not currently required for the conduct of the Company's business may be deposited with a federally insured bank or savings institution or invested in short-term debt obligations (including obligations of federal or state governments and their agencies, commercial paper, certificates of deposit of commercial banks, savings banks or savings and loan associations) as shall be determined by the Board of Directors.

      SECTION 8.4 FISCAL YEAR.

      The Fiscal Year and accounting period of the Company shall end on September 30 of each year, unless otherwise determined by the Board of Directors.

      SECTION 8.5 ACCOUNTING REPORTS.

      As soon as reasonably practicable after the end of each fiscal year but in no event later than 120 days after the end thereof, each Member shall be furnished an annual accounting showing the financial condition of the Company at the end of such fiscal year and the result of its operations for the fiscal year then ended, which annual accounting shall be prepared on an accrual basis in accordance with generally accepted accounting principles applied on a consistent basis and shall be delivered to each of the Members promptly after it has been prepared. It shall include a balance sheet as of the end of such Fiscal Year and statements of income and expense, each Member's equity, and cash flow for such Fiscal Year. The Company shall be audited by a firm of independent certified public accountants regularly engaged by the Board of Directors on behalf of the Company. (For so long as NMHM is a Member of the Company, the Company shall endeavor to use the same firm of accountants as used by MedCath.) The report shall set forth the distributions to the Members for such Fiscal Year and shall separately identify distributions from (i) operating revenue during such Fiscal Year, (ii) operating revenue from a prior period which had been held as reserves, (iii) proceeds from the sale or refinancing of the Equipment, and (iv) unexpended proceeds received from the sale of Membership Interests. Following the opening of the Hospital, Board of Directors shall also cause to be prepared and distributed to the Members quarterly financial statements.

      SECTION 8.6 TAX RETURNS.

      It is the intention of all Members that the Company be treated for tax purposes as a partnership under Subchapter J of the Code, and that this Agreement be construed in accordance with such intent. All Members agree to construe and/or amend the Agreement as may be necessary from time to time to effect such intent. The Board of Directors shall cause income tax returns for the Company to be prepared, at Company expense, and timely filed with the appropriate authorities. As soon as is reasonably practicable, and in any event on or before the expiration of 75 days following the end of each Fiscal Year, each Member shall be furnished with a statement to be used in the preparation of the Member's tax returns, showing the amounts of any Profits or Losses allocated to the Member, and the amount of any distributions made to the Member, pursuant to this Agreement, along with a reconciliation of the annual report with information furnished to Members for income tax purposes.


                                   ARTICLE IX

                      MEETINGS AND VOTING RIGHTS OF MEMBERS

      SECTION 9.1 MEETINGS.

            (a) Meetings of the Members of the Company for any purpose may be called by the Board of Directors, or any Member. Such meetings shall be held in Albuquerque, New Mexico.

            (b) A notice of any such meeting shall be given in person, by mail, by overnight courier or by facsimile transmission not less than seven (7) days nor more than sixty (60) days before the date of the meeting, to each Member at its address as specified in Section 11.6. Such notice shall be in writing, and shall state the place, date and hour of the meeting. The notice shall state the purpose or purposes of the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting.

            (c) Each Member may authorize any Person or Persons to act for the Member by proxy in all matters in which a Member is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it, by filing a written notice of such revocation with each Director.

      SECTION 9.2 VOTING RIGHTS OF MEMBERS.

            (a) No Member shall take part in or interfere in any manner with the control, conduct or operation of the Company, nor have any right or authority to act for or bind the Company except as provided herein. Votes or decisions, to the extent taken or to be made, of the Members may be cast at any duly called meeting of the Company or in writing within ten
      (10) days after written request therefor by filing such writing with each Director. Each Member shall be entitled to the number of votes equal to the percentage Membership Interest of such Member.

            (b) No Member shall have the right or power to vote to: (i) withdraw or reduce the Member's Capital Contributions except as a result of the dissolution and liquidation of the Company or as otherwise provided by law or this Agreement; (ii) bring an action for partition against the Company;
      (iii) cause the termination and dissolution of the Company by court decree or otherwise, except as set forth in this Agreement; or (iv) demand or receive property other than cash in return for its Capital Contributions.


                                    ARTICLE X

                                   AMENDMENTS

      This Agreement and the Articles of Organization of the Company may be amended only with the unanimous consent of NMHI, LLC, SWCA, LLC and NMHM.

                                   ARTICLE XI

                                  MISCELLANEOUS

      SECTION 11.1      WAIVER OF PROVISIONS.

      The waiver of compliance at any time with respect to any of the provisions, terms or conditions of this Agreement shall not be considered a waiver of such provision, term or condition itself or of any of the other provisions, terms or conditions hereof.

      SECTION 11.2      INTERPRETATION AND CONSTRUCTION.

      Any modification or amendment hereto must be accomplished in accordance with the provisions of Article X. Where the context so requires, the masculine shall include the feminine and the neuter, and the singular shall include the plural. The headings and captions in this Agreement are inserted for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision thereof. The references to Section and Article in this Agreement are to the Sections and Articles of this Agreement.

      SECTION 11.3      GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New Mexico exclusive of its conflict of law rules.

      SECTION 11.4      PARTIAL INVALIDITY.

      In the event that any part or provision of this Agreement shall be determined to be invalid or unenforceable, the remaining parts and provisions of said Agreement which can be separated from the invalid or unenforceable provision and shall continue in full force and effect.

      SECTION 11.5      BINDING ON SUCCESSORS.

      The terms, conditions and provisions of this Agreement shall inure to the benefit of, and be binding upon the parties hereto and their respective heirs, successors, distributees, legal representatives, and assigns. However, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

      SECTION 11.6      NOTICES AND DELIVERY.

            (a) To Members. Any notice to be given hereunder at any time to any Member or any document reports or returns required by this Agreement to be delivered to any Member, may be delivered personally or mailed to such Member, certified mail, postage prepaid, addressed to the Member at such times as the Member shall by notice to the Company have designated as the Member's address for the mailing of all notices hereunder or, in the absence of such notice, to the address set forth in the Information

      Exhibit (Exhibit B) hereof. Any notice, or any document, report or opinion so delivered or mailed shall be deemed to have been given or delivered to such Member at the time it is mailed, as the case may be.

            (b) To the Company. Any notice to be given to the Company hereunder shall be delivered personally or mailed to the Company, by certified mail, postage prepaid, addressed to the Company at its registered office. Any notice so delivered or mailed shall be deemed to have been given to the Company at the time it is delivered or mailed, as the case may be.

      SECTION 11.7      COUNTERPART EXECUTION: FACSIMILE EXECUTION.

      This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. Such executions may be transmitted to the Company and/or the other Members by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and constitute one and the same agreement.

      SECTION 11.8      STATUTORY PROVISION.

      Any statutory reference in this Agreement shall include a reference to any successor to such statute and/or revision thereof.

      SECTION 11.9      WAIVER OF PARTITION.

      Each party does hereby waive any right to partition or the right to take any other action which might otherwise be available to such party for the purpose of severing its relationship with the Company or such party's interest in the assets held by the Company from the interests of other Members until the end of the term of both this Company and any successor company formed pursuant to the terms hereof.

      SECTION 11.10     CHANGE IN LAW.

            (a) If due to any new law, rule or regulation, or due to an interpretation or enforcement of any existing law, rule or regulation, health care counsel selected by the Board of Directors determines in writing that it is reasonably likely that the relationships established between any of the parties to this Agreement including any of their Affiliates and/or successors or assigns will not comply with any law, rule, regulation or interpretation thereof ("Applicable Law"), then the parties hereto hereby agree first, to negotiate in good faith to restructure the relationships established under this Agreement so as to bring them into compliance with such applicable laws while at the same time preserving the material benefits of each of the parties hereto. In the event that a specific proposal for the restructuring of this Agreement is approved unanimously by the Members, such restructured agreement shall become binding upon all Members of the Company. Second, in the event that within forty-five (45) days following the Company's receipt of legal advice in writing from such health care counsel regarding Applicable Law the parties hereto are unable to negotiate an acceptable restructuring of their relationship, then the Company shall have the option, within the following forty-five (45) day period, to purchase the Membership Interests of some or all of the Members whose ownership is involved with such noncompliance with Applicable Law for a purchase price equal to the greater of: (a) five times the net income of the Company for the prior 12 month period times the percentage of the selling Member's Membership Interest or (b) the amount of the Capital Contributions made by each such Member to the Company together with interest thereon computed at the Prime Rate as of the date of this Agreement from the date of such contribution through the date upon which the Company pays all amounts due under the terms of this Section 11.10. For the purpose of Subparagraph
      (b), distributions to the Members by the Company after the effective date of this Agreement (and whether before or after health care counsel determined there was a problem under an Applicable Law or before or after the exercise of the purchase option) shall be treated as payments by the Company. Such purchase prices shall be paid in accordance with the Payment Method. Third, in the event that the Company does not exercise its option to purchase Membership Interests of a Member whose ownership causes the Company not to be in compliance with Applicable Law, such Members may elect in writing within the following forty-five (45) day period, to require that the Company be dissolved, in which event the Company shall be dissolved in accordance with the terms of this Agreement.

                  (b)(i) In the event, that nationally recognized tax counsel of
            SJHS, but who prior to their engagement for purposes of this Agreement have not previously represented SJHS or any of its Affiliates with respect to this transaction, and which tax counsel is selected with the approval of NMHM, which approval shall not be unreasonably withheld, reasonably determines in writing after regular consultation with NMHM, the other Members and their counsel, and offer using their reasonable best efforts to avoid such determination, that as a result of any change in any law or regulation or change in the interpretation of an existing law or regulation after the date hereof, that the existence of (x) SJHS' Membership Interest in the Company, both directly and alternatively through a for-profit affiliate of SJHS (the "SJHS Sub") of which SJHS is the sole shareholder to which it assigns (or to which it is entitled to assign under the terms of this Agreement) its Membership Interest or (y) SJHS' obligation under Section 3.7(a)(i) to guarantee a portion of the Company's indebtedness, will result in SJHS losing its tax-exempt status, SJHS may give notice in writing to the Company, SWCA, LLC, NMHI, LLC and NMHM of that fact. Thereafter, the parties agree to the following:

                        (A) The parties hereto shall in good faith consider and
                  discuss with one another mutually acceptable alternatives to revise this Agreement in a manner which would prevent SJHS from losing its tax-exempt status but which would not materially alter the substance of the transaction among the parties and would not substantially diminish the material benefits of the transaction to any party.

                        (B) If (x) the parties have failed to renegotiate the
                  Agreement in a mutually acceptable manner as provided in (A) above, (y) the assignment by SJHS of its Membership Interest to its for-profit affiliate alone will not enable SJHS to avoid the loss of its tax-exempt status and (z) if SJHS is liable for any guarantees of indebtedness of the Company and SJHS' being released from such guarantees any will avoid SJHS' loss of its tax-exempt status, then conditioned upon (1) the payment of a Guarantee Fee by the SJHS Sub to NMHM pursuant to
                  Section 4.12 of the outstanding balance of the principal amount of debt of the Company then guaranteed by SJHS and its affiliates plus the amount which thereafter would, absent the operation of this subsection 11.10(b)(i)(B) have been guaranteed by SJHS, (2) the execution and delivery by the SJHS Sub of a reimbursement agreement providing for the SJHS Sub's reimbursement of NMHM for all amounts of principal, interest and other costs paid by NMHM or its Affiliates under its guarantees of the Company's indebtedness which absent the application of this subsection would have been paid by SJHS or its Affiliates, and (3) the approval of such arrangement by the Company's lenders, then NMHM and its parent MedCath Incorporated shall assume all liability and obligation of SJHS and its affiliates for their guaranty of the Company's debt.

                        Rather than assigning its guarantee to NMHM and paying
                  the Guarantee Fee as provided above, SJHS and its affiliates shall have the right to use any other commercially reasonable alternative for obtaining a release of SJHS from any obligation or liability to guarantee the debts of the Company as long as such alternative does not impose any cost, expense, liability or obligation upon the Company or any of its other Members.

                        (C) If the parties have failed to renegotiate the
                  Agreement in a mutually acceptable manner as provided in (A) above and the arrangement set forth in (B) above will not avoid SJHS' loss of its tax-exempt status, then SJHS may provide written notice of its election to withdraw from the Company pursuant to Section 7.1. Within one hundred eighty
                  (180) days of the date of the notice, SJHS shall relinquish its Membership Interest in the Company and any of the Company's directors, officers or managers appointed by SJHS shall tender their resignations.

                        (D) Company, SWCA, LLC, NMHI, LLC and NMHM shall use
                  commercially reasonable efforts to obtain a release of SJHS from any guaranty of the debts of Company and, in the event they are unable to do so, Company, SWCA, LLC, NMHI, LLC and NMHM shall, severally based upon their relative ownership of the Company, indemnify and hold SJHS harmless from any such guaranty and shall obtain the release of SJHS at the first available opportunity.

                        (E) Within thirty (30) days, either SJHS or the Company
                  may give the other notice that it intends to terminate any hospital services agreement between them (the "Hospital Services Agreement"). If either party terminates the Hospital Services Agreement, SJHS shall continue to provide the services set forth in the Agreement until such time as the Company can find a replacement for the service, but not to exceed one hundred eighty (180) days. If neither party gives notice of termination within thirty (30) days, the Hospital Services Agreement will continue in force and effect according to its terms.

                        (F) Commencing as of the withdrawal date and continuing
                  for so long as the restrictions of Section 3.10(b) are applicable to SJHS as set forth at Section 3.10(b)(ii)(H), SJHS will not compete directly or indirectly with the Company, in an area within a radius of fifty (50) miles of the Hospital, by providing diagnosis or treatment of cardiovascular disease or cardiothoracic and cardiovascular surgery services or facilities (as an owner, manager or otherwise), it being acknowledged that both SJHS and the Company may provide non-coronary vascular surgery procedures (excluding in all events in the case of SJHS, cardiovascular surgery procedures, except upon prior written approval pursuant to Section 11.10(b)(i)(F)(4) of this Agreement) except

                              (1) SJHS may continue to provide diagnostic
                        cardiac catheterization and such cardiac services as are necessary to stabilize the medical condition of its patients in preparation for transfer to another facility for treatment of the cardiovascular disease or providing cardiothoracic or vascular surgery;

                              (2) To the extent that SJHS seeks to obtain the
                        services of the Hospital to enable SJHS to fulfill obligations under managed care agreements, Company shall sell those services to SJHS at a price and upon terms which are no less favorable than it provides to any other substantially similar managed care provider; and

                              (3) Company shall not provide acute care hospital
                        services except as needed by a cardiology, vascular or cardiovascular patient of the heart hospital or as necessary to stabilize a patient in preparation for transfer to another facility for treatment of that condition.

                              (4) Whenever due to lack of capacity at the
                        Hospital an attending physician desires to admit a patient to SJHS, SJHS may provide diagnosis or treatment of cardiovascular disease or cardiothoracic and cardiovascular surgery services or facilities upon prior written approval of the President of the Company.

                              The parties agree that the terms of this
                        subsection (F) are fair and reasonable in light of the important interests of each party hereto.

                        (G) Except as provided herein or in the Agreement for
                  Land Purchase, SJHS shall be released from any further obligation to the Company, SWCA, LLC, NMHI, LLC or NMHM.

                  (ii) If there is a breach or threatened breach of this
            Agreement, in addition to other remedies at law or equity, the nonbreaching party shall be entitled to injunctive relief. The parties desire and intend that the provisions of this Agreement shall be enforced to the fullest extent permissible under the law and public policies applied, but the unenforceability or modification of any particular paragraph, subparagraph, sentence, clause, phrase, word or figure shall not be deemed to render unenforceable the remainder of this Agreement. Should any such paragraph, subparagraph, sentence, clause, phrase, word or figure be adjudicated to be wholly invalid or unenforceable, the balance of this Agreement shall thereupon be modified in order to render the same valid and enforceable and the unenforceable portion of this Agreement shall be deemed to have been deleted from this Agreement.

      SECTION 11.11     INVESTMENT REPRESENTATIONS OF THE MEMBERS.

            (a) Each Member or individual executing this Agreement on behalf of an Entity which is a Member hereby represents and warrants to the Company and to the Members that such Member has acquired such Member's Membership Interest in the Company for investment solely for such Member's own account with the intention of holding such Membership Interest for investment, without any intention of participating directly or indirectly in any distribution of any portion of such Membership Interest and without the financial participation of any other Person in acquiring such Membership Interest in the Company.

            (b) Each Member or individual executing this Agreement on behalf of an entity which is a Member hereby acknowledges that such Member is aware that such Member's Membership Interest in the Company has not been registered (i) under the Securities Act of 1933, as amended (the "Federal Act"), (ii) under applicable New Mexico securities laws, or (iii) under any other state securities laws. Each Member or individual executing this Agreement on behalf of an Entity which is a Member further understands and acknowledges that his representations and warranties contained in this Section are being relied upon by the Company and by the Members as the basis for the exemption of the Members' Membership Interest in the Company from the registration requirements of the Federal Act and from the registration requirements of applicable New Mexico securities laws and all other state securities laws. Each Member or individual executing this Agreement on behalf of an Entity which is a Member further acknowledges that the Company will not and has no obligation to recognize any sale, transfer, or assignment of all or any part of such Member's Membership Interest in the

      Company to any Person unless and until the provisions of this Agreement hereof have been fully satisfied.

            (c) Each Member or individual executing this Agreement on behalf of an Entity which is a Member hereby acknowledges that prior to his execution of this Agreement, such Member received a copy of this Agreement and that such Member has examined this Agreement or caused this Agreement to be examined by such Member's representative or attorney. Each Member or individual executing this Agreement on behalf of an Entity which is a Member hereby further acknowledges that such Member or such Member's representative or attorney is familiar with this Agreement and with the Company's business plans. Each Member or individual executing this Agreement on behalf of an Entity which is a Member acknowledges that such Member or such Member's representative or attorney has made such inquiries and requested, received, and reviewed any additional documents necessary for such Member to make an informed investment decision and that such Member does not desire any further information or data relating to the Company or to the Members. Each Member or individual executing this Agreement on behalf of an Entity which is a Member hereby acknowledges that such Member understands that the purchase of such Member's Membership Interest in the Company is a speculative investment involving a high degree of risk and hereby represents that such Member has a net worth sufficient to bear the economic risk of such Member's investment in the Company and to justify such Member's investing in a highly speculative venture of this type.

      SECTION 11.12     EXHIBITS.

      The Exhibits to this Agreement, each of which is incorporated by reference, are:

      EXHIBIT A:   Articles of Organization.
      EXHIBIT B:   Information Exhibit.
      EXHIBIT C:   Glossary of Terms.
      EXHIBIT D:   Development Budget Exhibit.
      EXHIBIT E:   Regulatory Allocations.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the following execution page(s), to be effective as of the Effective Date.

                                 EXECUTION PAGE
                                     TO THE
                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                        HEART HOSPITAL OF NEW MEXICO, LLC
                     A NEW MEXICO LIMITED LIABILITY COMPANY


                                   NMHI, LLC
                                   a New Mexico limited liability company


                                   By: /s/ William M. Deane, M.D.
                                       -----------------------------------------
                                       William M. Deane, M.D.
                                       Manager


                                   SWCA, LLC
                                   a New Mexico limited liability company


                                   By: /s/ Harvey J. White, Jr., M.D.
                                       -----------------------------------------
                                       Harvey J. White, Jr., M.D.
                                       President


                                   ST. JOSEPH HEALTHCARE SYSTEM,
                                   a New Mexico nonprofit corporation


                                   By: /s/ Steven Smith
                                       -----------------------------------------
                                         Steven Smith
                                         President


                                   NM Hospital Management, Inc.
                                   a North Carolina corporation


                                   By: /s/ Doug McMinn
                                       -----------------------------------------
                                   Title: Vice President

                                                                       EXHIBIT A

                              STATE OF NEW MEXICO

              [SEAL OF STATE CORPORATION COMMISSION OF NEW MEXICO]

                                   OFFICE OF

                        THE STATE CORPORATION COMMISSION

                          CERTIFICATE OF ORGANIZATION

                                       OF

                       HEART HOSPITAL OF NEW MEXICO, LLC

                                    1914902

     The State Corporation Commission certifies that the Articles of Organization, duly signed and verified pursuant to the provisions of the
                         LIMITED LIABILITY COMPANY ACT
                        (53-19-1 TO 53-19-74 NMSA 1978)
have been received by it and are found to conform to law.

     Accordingly, by virtue of the authority vested in it by law, the State Corporation Commission issued this Certificate of Organization and attaches hereto a duplicate of the Articles of Organization.

Dated: FEBRUARY 18, 1998

                                  In Testimony Whereof, the State Corporation
[SEAL] Commission of the State of New Mexico has caused this certificate to be signed by its Chairman and the Seal of said Commission to be affixed at the City of Santa Fe

                                  /s/ [???]
                                  ----------------------------------------------
                                                                        Chairman


                                  /s/ [???]
                                  ----------------------------------------------
                                                                        Director

                            ARTICLES OF ORGANIZATION
                                       OF
                        HEART HOSPITAL OF NEW MEXICO, LLC

                                        I
                                 NAME OF COMPANY

The name of the limited liability company is HEART HOSPITAL OF NEW MEXICO, LLC, (the "Company").

                                       II
                           REGISTERED AGENT AND OFFICE

The name of the registered agent and the street address of the registered office of the company are:

                                D. James Sorenson
                                500 Marquette, NW
                                   Suite 1200
                              Albuquerque, NM 87102

The street address of the Company's current principal place of business is the same as the street address of its registered office.

                                       III
                               PERIOD OF DURATION

The latest date upon which the Company is to dissolve is December 31, 2097.

                                       IV
                                   MANAGEMENT

The property, business and affairs of the Company shall be managed by a class of managers (which are referred to as "Directors" for convenience, but Directors as used herein and in the Operating Agreement shall have the same meaning as the term "managers" used in the Limited Liability Company Act, Sections 53-19-1, et seq., N.M.S.A. 1978, as amended). Individual members of the Company, other than the Directors, shall have no management control of the Company.

                                        V
                   INDEMNIFICATION OF MEMBERS AND DIRECTORS

The Company shall indemnify a Member or Director for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because he or she is or was a Member or Director and for advancement of expenses, including costs of defense, prior to final disposition of such proceeding. However, nothing herein shall require the Company to indemnify a Member or Director if a judgment or other final adjudication adverse to the Member or Director establishes that such Member's or Director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such Member or

Director personally gained, in fact, a financial profit or advantage to which such Member or Director was not legally entitled.

      IN WITNESS WHEREOF, I have executed these Articles this 18th day of February, 1998.


                                          /s/ D. James Sorenson
                                          --------------------------------------
                                          Organizer

                          AFFIDAVIT OF REGISTERED AGENT

COUNTY OF BERNALILLO
                                       ss.
STATE OF NEW MEXICO

      I, D. James Sorenson, having being duly sworn, under oath, state that I am a resident of the State of New Mexico and, having been appointed as initial registered agent of HEART HOSPITAL OF NEW MEXICO, LLC hereby accept the appointment as such registered agent.



                                          /s/ D. James Sorenson
                                          --------------------------------------
                                          D. James Sorenson



      Signed and sworn to before me on February 17, 1998 by D. James Sorenson.


                                          /s/ Carol Ann Muggaberg
                                          --------------------------------------
                                          Notary Public


                                          My Commission expires:
                                          November 27, 2000
                                          --------------------------------------

                                    EXHIBIT B
                                     TO THE
                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                        HEART HOSPITAL OF NEW MEXICO, LLC
                    A NEW MEXICO LIMITED LIABILITY COMPANY


                               INFORMATION EXHIBIT




                                    INITIAL                        PERCENTAGE
                                    PERCENTAGE     INITIAL         MEMBERSHIP
                                    MEMBERSHIP     CAPITAL         INTEREST AS OF
    NAME & ADDRESS                  INTEREST       CONTRIBUTION    EFFECTIVE DATE
    --------------                  --------       ------------    --------------


    SWCA, LLC                       15%            $600,000.00     10%
    c/o President
    1101 Medical Arts Avenue NW,
    Bldg. 5
    Albuquerque, NM 87106

    NMHI, LLC                       26%            $1,040,000.00   18%
    c/o President
    201 Cedar SE, Suite 707
    Albuquerque, NM 87106

    St. Joseph Healthcare System    35%            $1,400,000.00   3%
    601 Dr. Martin Luther King
    Jr., NE
    Albuquerque, NM 87102

    NM Hospital Management, Inc.    24%            $ 960,000.00    69%
    10720 Sikes Place, Suite 300
    Charlotte, NC 28277

                                    EXHIBIT C
                                     TO THE
                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                        HEART HOSPITAL OF NEW MEXICO, LLC
                    A NEW MEXICO LIMITED LIABILITY COMPANY


                                GLOSSARY OF TERMS


      As used in this Agreement, the following terms shall have the following definitions (unless otherwise expressly provided herein).

      "Act" means the New Mexico Limited Liability Company Act, set forth at "53-19-1, et seq. N.M.S.A. (1993 Rep. Pamp.), as amended or any corresponding provisions of succeeding law.

      "Adjusted Capital Account" means, with respect to any Member, such Person's Capital Account (as defined below) as of the end of the relevant Fiscal Year increased by any amounts which such Person is obligated to restore, or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Section 1.704-2(g)(1) (share of minimum gain) and Regulations
Section 1.704-2(i)(5) (share of member nonrecourse debt minimum gain) and decreased by the items described in Regulations Section
1.704-1(b)(2)(ii)(d)(-4), (5) and (,6).

      "Affiliate" means (i) with respect to a person--the spouse and a child or children of such person; (ii) with respect to a business corporation or limited liability company--any officer, director, trustee, partner, manager, employee, holder of ten percent (10%) or more of any class of the outstanding voting securities or of an equity interest of such corporation or limited liability corporation, or holder of ten percent (10%) or more of the outstanding voting securities or of an equity interest of any Entity, controlling, controlled by, or under common control with such corporation or limited liability company and
(iii) with respect to a nonprofit corporation--any member, director, officer, employee or wholly-owned subsidiary corporation, but it shall not include either Catholic Healthcare Initiatives ("CHI"), CHI--Mountain Region or Centura Health with regard to their operations outside of the State of New Mexico; and (iv) each of the direct and indirect owners of NMHI, LLC and SWCA, LLC.

      "Agreed Value" means with respect to any noncash asset of the Company an amount determined and adjusted in accordance with the following provisions:

            (a) The initial Agreed Value of any noncash asset contributed to the capital of the Company by any Member shall be its gross fair market value, as agreed to by the contributing Member and the Company.

            (b) The initial Agreed Value of any noncash asset acquired by the Company other than by contribution by a Member shall be its adjusted basis for federal income tax purposes.

            (c) The initial Agreed Values of all the Company's noncash assets, regardless of how those assets were acquired, shall be reduced by depreciation or amortization, as the case may be, determined in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f) and
      (g).

            (d) The Agreed Values, as reduced by depreciation or amortization, of all noncash assets of the Company, regardless of how those assets were acquired, shall be adjusted from time to time to equal their gross fair market values, as agreed to unanimously by the Members in writing, as of the following times:

                  (i) the acquisition of a Membership Interest or an additional
            Membership Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution;

                  (ii) the distribution by the Company of more than a de minimis amount of money or other property as consideration for all or part of a Membership Interest in the Company; and

                  (iii) the termination of the Company for federal income tax purposes pursuant to Code Section 708(b)(1)(B).

            If, upon the occurrence of one of the events described in (i), (ii) or (iii) above the Members do not agree unanimously in writing on the gross fair market values of the Company's assets, it shall be deemed that the fair market values of all the Company's assets equal their respective Agreed Values immediately prior to the occurrence of the event and thus no adjustment to those values shall be made as a result of such event.

      "Agreement" means this Amended and Restated Operating Agreement, as amended from time to time.

      "Articles of Organization" means the Articles of Organization of the Company, as filed with the New Mexico State Corporation Commission as the same may be amended from time to time.

      "Board of Directors," "Director" or "Directors" means those persons appointed by the Members, pursuant to Section 3.11 of the Agreement, and given the power and authority under Article IV of the Agreement to manage the Company. The terms "Director" or "Directors" is used for convenience, but is intended to have the same meaning as the terms "Manager" or "Managers" in the Act.

      "Capital Account" means with respect to each Member or assignee an account maintained and adjusted in accordance with the following provisions:

            (a) Each Person's Capital Account shall be increased by Person's Capital Contributions, such Person's distributive share of Profits, any items in the nature of income or gain that are allocated pursuant to the Regulatory Allocations and the amount of any Company liabilities that are assumed by such Person or that are secured by Company property distributed to such Person.

            (b) Each Person's Capital Account shall be decreased by the amount of cash and the Agreed Value of any Company property distributed to such Person pursuant to any provision of this Agreement, such Person's distributive share of Losses, any items in the nature of loss or deduction that are allocated pursuant to the Regulatory Allocations, and the amount of any liabilities of such Person that are assumed by the Company or that are secured by any property contributed by such Person to the Company.

            In the event any Membership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest.

            In the event the Agreed Values of the Company assets are adjusted pursuant to the definition of Agreed Value contained in this Agreement, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate adjustments as if the Company recognized gain or loss equal to the amount of such aggregate adjustment.

            The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations. In the event the Board of Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed to comply with such Regulation. the Board of Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Articles V or VI hereof upon the dissolution of the Company. In the event the Board of Directors shall determine such adjustments are necessary or appropriate to comply with Regulations Section 1.704-1(b)(2)(iv), the Board of Directors shall adjust the amounts debited or credited to Capital Accounts with respect to (i) any property contributed by the Members or distributed to the Members and (ii) any liabilities secured by such contributed or distributed property or assumed by the Members. The Board of Directors shall also make any other appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b). In the event any Membership Interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest.

      "Capital Contribution" means with respect to any Member, the amount of money and the initial Agreed Value of any property (other than money) contributed to the Company with respect to the Membership Interest of such Member.

      "Cash Distribution" means net cash distributed to Members resulting from Cash Flow from Operations or Cash from Sales or Refinancing.

      "Cash Flow from Operations" means net cash funds provided from operations, exclusive of Cash from Sales or Refinancing, of the Company or investment of any Company funds, without deduction for depreciation, but after deducting cash funds used to pay or establish a reserve for expenses, debt payments, capital improvements, and replacements and for such other items as the Board of Directors reasonably determines to be necessary or appropriate.

      "Cash from Sales or Refinancing" means the net cash proceeds received by the Company from or as a result of any Sale or Refinancing of property after deducting (i) all expenses incurred in connection therewith, (ii) any amounts applied by the Board of Directors in their sole and absolute discretion toward the payment of any indebtedness and other obligations of the Company then due and payable, including payments of principal and interest on mortgages, (iii) the payment of any other expenses or amounts owed by the Company to other parties to the extent then due and payable, and (iv) the establishment of any reserves deemed necessary by the Board of Directors in their sole and absolute discretion. If the proceeds of any sale or refinancing are paid in more than one installment, each such installment shall be treated as a separate Sale or Refinancing for the purposes of this definition.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time. Any reference herein to a specific section(s) of the Code shall be deemed to include a reference to any corresponding provision of future law.

      "Company" means and shall refer to Heart Hospital of New Mexico, LLC, which was created upon the filing of the Articles of Organization with the New Mexico State Corporation Commission to be operated under the name Heart Hospital of New Mexico, LLC, a New Mexico limited liability company, and to continue under this Agreement, as amended from time to time.

      "Default Rate" means a per annum rate of onium on a specified principal sum, compounded monthly, equal to the greater of (a) the Prime Rate plus 500 basis points, or (b) 18%, but in no event greater than the highest rate allowed by law.

      "Economic Interest" means and shall refer to that portion of the Membership Interest of a Member in the economic rights and benefits of the Company, including but not limited to all Profits, Losses and Cash Distributions. Such an Economic Interest will be measured by an amount equal to the Member's percentage Membership Interest in the Company as the same may be adjusted from time to time.

      "Economic Interest Owner" means a Person who has validly acquired a Member's Economic Interest as permitted under this Agreement but who has not become a Member. Such Person shall be entitled to the allocations of Profits and Losses and Cash Distributions under Article V and VI to which the previous owner of the Economic Interest would have been entitled had such previous owner retained the Economic Interest. Unless and until such Economic Interest Holder is admitted as a Substitute Member, it shall be a mere assignee of a Member.

      "Effective Date" means the date this Amended and Restated Operating Agreement becomes effective which shall be October 1, 2001.

      "Entity" means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

      "Equipment" means the appropriate equipment and supplies required from time to time in connection with the development and operation of the Hospital.

      "Fiscal Year" means, with respect to the first year of the Company, the Period beginning upon the formation of the Company and ending on the next September 30, with respect to subsequent years of the Company, the twelve month period beginning October 1 and ending September 30, and, with respect to the last year of the Company, the portion of the period beginning October 1 and ending with the date of the final liquidating distributions.

      "Hospital" means an acute care hospital specializing in all aspects of cardiology and cardiovascular care and surgery in New Mexico, as further described in Section 2.3 of the Agreement.

      "Management Services Agreement" means that certain agreement for management services between the Company and NMHM, as may be amended from time to time.

      "Manager" means and shall refer to those persons designated by the Board of Directors to oversee the operation of the Company in accordance with the terms of the Management Services Agreement.

      "Material Agreement" means any binding agreement which may not be canceled upon less than ninety (90) days notice and which calls for the expenditure of funds, or involves an obligation for financing, in excess of $100,000.00 exclusive of agreements or obligations contemplated by any budget, development plan, financing or construction contract approved by the Board of Directors or agreements incurred in the ordinary course of business such as employment agreements, purchases of supplies and routine services and the like.

      "Material Decision" means any decisions regarding approvals of the development and operating budgets for the Hospital, the selection of the site for the Hospital, the design of the Hospital, the selection of the Hospital's senior administrator, strategic planning, the execution of managed care contracts, the execution of exclusive contracts to provide physician services to the Hospital and any request for additional funding pursuant to Section 3.7(b) of this Agreement.

      "Member" means and shall refer to the organizers of the Company (unless or until any such organizer has withdrawn) and each of the Persons identified as "Members" in the then applying Information Exhibit attached hereto and incorporated herein by this reference. If a Person is already a Member immediately prior to the purchase or other acquisition by such Person of an Economic Interest or Membership Interest, such Person shall have all the rights of a

Member with respect to such purchased or otherwise acquired Membership Interest or Economic Interest, as the case may be.

      "Membership Interest" or "Interest" means all of a Member's rights in the Company, including without limitation the Member's share of Profits, Losses, Cash Distributions and other benefits of the Company, any right to vote, any right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Agreement or the Act. The percentage Membership Interest of each Member, their Capital Contributions and other related information shall be listed on the Information Exhibit. The percentage Membership Interests generally shall be based upon the pro rata Capital Contribution of each Member.

      "Membership Purchase Agreement" shall mean that certain Membership Purchase Agreement among Members of the Company pursuant to which SJHS, NMHI, LLC and SWCA, LLC agree to sell a portion of their Membership Interests in the Company to NMHM.

      "Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such individual or Entity where the context so permits.

      "Prime Rate" means the rate of interest as of the relevant day or time period in the Wall Street Journal from time to time as the prime or reference rate.

      "Profits and Losses" means, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

            (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

            (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

            (c) Gain or loss resulting from dispositions of Company assets shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value.

      "Refinancing" means any borrowing incurred or made to recapitalize the Company or the equity investment in, or to refinance any loan used to finance the acquisition of property.

      "Regulations" means rules, orders, and regulations issued pursuant to or under the authority of the Code and shall include revisions to and succeeding provisions as appropriate.

      "Regulatory Allocations" means those allocations of items of Company income, gain, loss or deduction set forth on the Regulatory Allocations Exhibit and designed to enable the Company to comply with the alternate test for economic effect prescribed in Regulations Section 1.704-1(b)(2)(ii)(d), and the safe-harbor rules for allocations attributable to nonrecourse liabilities prescribed in Regulations Section 1.704-2.

      "Sale" means the sale, exchange, involuntary conversion (other than a casualty followed by reconstruction), condemnation, or other disposition of property by the Company, except for dispositions of inventory items and personal property in the ordinary course of business and in connection with the replacement of such property.

      "SJHS" means St. Joseph Healthcare System.

      "Substitute Member" means an assignee of a Member who has been admitted to the Company and granted all of the rights of a Member in place of its assignor pursuant to the provisions of this Agreement. A Substitute Member, upon its admission as such, shall replace and succeed to the rights, privileges, and liabilities of the Member from whom it acquired its interest in the Company, to the extent of the Economic Interest assigned.

      "Territory" means the State of New Mexico and an area extending one hundred (100) miles beyond the border of the State of New Mexico.

                                    EXHIBIT D
                                     TO THE
                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                        HEART HOSPITAL OF NEW MEXICO, LLC
                    A NEW MEXICO LIMITED LIABILITY COMPANY

                           DEVELOPMENT BUDGET EXHIBIT


                               [SEE ATTACHMENT]

                            SUMMARY OF CAPITAL COSTS
                            NEW MEXICO HEART HOSPITAL
                             Albuquerque, New Mexico


FACILITY SIZE
  Total Beds                                                              60 beds
  Total Square Feet                                                       90,000

                                                            Total             Depreciation &             Interest
CAPITAL EXPENSES                                            Amount             Amortization              Expense
                           $19,276,350                                    ----------------------------------------------
                                                                            Term        Amount       Rate      Amount
Property:
  Building Construction                    $190/sqft       $17,100,000    40 years    $  427,500
  Land                     10.00 acres                     $ 2,500,000     0 years    $        0
  Architectural Fees      6% of constr.                    $ 1,000,350    40 years    $   25,009
  Interest During Constr.   8 months       @ 9.0%          $ 1,176,000    40 years    $   29,400
                                                           -----------
    Total Property                                         $21,776,350                               11.0%    $2,395,399

Equipment:                  Capacity:
                          -------------
  Cath Labs                1000/lab/yr     4 lab(s)        $ 4,798,400
  Operating Rooms           400/OR/yr      3 OF(s)         $ 1,038,000
  Angiography Suite                                        $   605,000
  CVRU/Recovery                                            $   258,000
  Radiology & Laboratory                                   $ 1,480,000
  Patient Care                                             $ 1,273,573
  Other Departments                                        $ 2,569,518
  Add'l Equipment                                          $ 2,175,000
  Add'l MIS Equipment                                      $   750,000
                                                           -----------
    Total Equipment                                        $14,947,491     7 years    $2,135,356     10.0%    $1,494,749

Startup Costs:
  Loan Acquisition Costs:
    Loan Commitment Fees                2% of loan amt.    $   435,527     7 years    $   62,218     11.0%    $   47,908
    Legal Fees                                             $    40,000     5 years    $    8,000     11.0%    $    4,400
                                                           -----------
                                                           $   475,527

Pre-Opening Costs:                                         $2,500,000      2 years    $1,250,000     10.0%    $  250,000

                                                           ----------                 ----------              ----------
TOTALS                                                     $39,699,368                $3,937,483              $4,192,456

                                    EXHIBIT E
                                     TO THE
                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                        HEART HOSPITAL OF NEW MEXICO, LLC
                    A NEW MEXICO LIMITED LIABILITY COMPANY


                             REGULATORY ALLOCATIONS


      This Exhibit contains special rules for the allocation of items of Company income, gain, loss and deduction that override the basic allocations of Profits and Losses in the Agreement only to the extent necessary to cause the overall allocations of items of Company income, gain, loss and deduction to have substantial economic effect pursuant to Regulations Section 1.704-1(b) and shall be interpreted in light of that purpose. Subsection (a) below contains special technical definitions. Subsections (b) through (h) contain the Regulatory Allocations themselves. Subsections (i), (j) and (k) are special rules applicable in applying the Regulatory Allocations.

            (a) Definitions Applicable to Regulatory Allocations. For purposes of the Agreement, the following terms shall have the meanings indicated:

                  (i) "Company Minimum Gain" means the same as the meaning of
            "partnership minimum gain" set forth in Regulations Section 1.704-2(d), and is generally the aggregate gain the Company would realize if it disposed of its property subject to Nonrecourse Liabilities in full satisfaction of each such liability, with such other modifications as provided in Regulations Section 1.704-2(d). In the case of Nonrecourse Liabilities for which the creditor's recourse is not limited to particular assets of the Company, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the Company shall be treated as a single liability and allocated to the Company's assets using any reasonable basis selected by the Board of Directors.

                  (ii) "Member Nonrecourse Deductions" means losses, deductions or Code Section 705(a)(2)(B) expenditures attributable to Member Nonrecourse Debt under the general principles applicable to "partner nonrecourse deductions" set forth in Regulations Section 1.704-2(i)(2).

                  (iii) "Member Nonrecourse Debt" means any Company liability with respect to which one or more but not all of the Members or related Persons to one or more but not all of the Members bears the economic risk of loss within the meaning of Regulations Section 1.752-2 as a guarantor, lender or otherwise.

                  (iv) "Member Nonrecourse Debt Minimum Gain" means the minimum gain attributable to Member Nonrecourse Debt as determined pursuant to Regulations Section 1.704-2(i)(3). In the case of Member Nonrecourse Debt for which the creditor's recourse against the Company is not limited to particular assets of the Company, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the Company shall be treated as a single liability and allocated to the Company's assets using any reasonable basis selected by the Board of Directors.

                  (v) "Nonrecourse Deductions" means losses, deductions, or Code
            Section 705(a)(2)(B) expenditures attributable to Nonrecourse Liabilities (see Regulations Section 1.704-2(b)(1)). The amount of Nonrecourse Deductions for a Fiscal Year shall be determined pursuant to Regulations Section 1.704-2(c), and shall generally equal the net increase, if any, in the amount of Company Minimum Gain for that taxable year, determined generally according to the provisions of Regulations Section 1.704-2(d), reduced (but not below zero) by the aggregate distributions during the year of proceeds of Nonrecourse Liabilities that are allocable to an increase in Company Minimum Gain, with such other modifications as provided in Regulations Section 1.704-2(c).

                  (vi) "Nonrecourse Liability" means any Company liability (or portion thereof) for which no Member bears the economic risk of loss under Regulations Section 1.752-2.

                  (vii) "Regulatory Allocations" means allocations of
            Nonrecourse Deductions provided in Paragraph (b) below, allocations of Member Nonrecourse Deductions provided in Paragraph (c) below, the minimum gain chargeback provided in Paragraph (d) below, the member nonrecourse debt minimum gain chargeback provided in Paragraph (e) below, the qualified income offset provided in Paragraph (f) below, the gross income allocation provided in Paragraph (g) below, and the curative allocations provided in Paragraph (h) below.

            (b) Nonrecourse Deductions. All Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in accordance with their percentage Membership Interests.

            (c) Member Nonrecourse Deductions. All Member Nonrecourse Deductions for any Fiscal Year shall be allocated to the Member who bears the economic risk of loss under Regulations Section 1.752-2 with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

            (d) Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain for a Fiscal Year, each Member shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of such net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2) and the definition of Company

      Minimum Gain set forth above. This provision is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

            (e) Member Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt for any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt as of the beginning of the Fiscal Year, determined in accordance with Regulations Section 1.704-2(i)(5), shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Sections 1.704-2(i)(4) and (5) and the definition of Member Nonrecourse Debt Minimum Gain set forth above. This Paragraph is intended to comply with the member nonrecourse debt minimum gain chargeback requirement in Regulations Section 1.7()4-2(i)(4) and shall be interpreted consistently therewith.

            (f) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4),(5), or (6), items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any deficit in such Member's Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible.

            (g) Gross Income Allocation. In the event any Member has a deficit in its Adjusted Capital Account at the end of any Fiscal Year, each such Member shall be allocated items of Company gross income and gain, in the amount of such Adjusted Capital Account deficit, as quickly as possible.

            (h) Curative Allocations. When allocating Profits and Losses under
      Article VI, such allocations shall be made so as to offset any prior allocations of gross income under Paragraph (g) above to the greatest extent possible so that overall allocations of Profits and Losses shall be made as if no such allocations of gross income occurred.

            (i) Ordering. The allocations in this Exhibit to the extent they apply shall be made before the allocations of Profits and Losses under
      Article VI and in the order in which they appear above.

            (j) Waiver of Minimum Gain Chargeback Provisions. If the Board of Directors determine that (i) either of the two minimum gain chargeback provisions contained in this Exhibit would cause a distortion in the economic arrangement among the Members, (ii) it is not expected that the Company will have sufficient other items of income and gain to correct that distortion, and (iii) the Members have made Capital Contributions or received net income allocations that have restored any previous

      Nonrecourse Deductions or Member Nonrecourse Deductions, then the Board of Directors shall have the authority, but not the obligation, after giving notice to the Members, to request on behalf of the Company the Internal Revenue Service to waive the minimum gain chargeback or member nonrecourse debt minimum gain chargeback requirements pursuant to Regulations Sections 1.704-2(f)(4) and 1.704-2(i)(4). The Company shall pay the expenses (including attorneys' fees) incurred to apply for the waiver. The Board of Directors shall promptly copy all Members on all correspondence to and from the Internal Revenue Service concerning the requested waiver.

            (k) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

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                                       4